
                               As filed with the Securities and Exchange Commission on December 29, 2003
                                                                                                        Registration No. ___________
====================================================================================================================================
                                                   SECURITIES AND EXCHANGE COMMISSION
                                                         WASHINGTON, D.C. 20549

                                                                 -------

                                                                FORM SB-2
                                         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                                                 -------

                     FLORIDA                             ALLIANCE TOWERS, INC.                            65-0986953
  (State or Other Jurisdiction of Incorporation  (Name of Registrant in Our Charter)          (I.R.S. Employer Identification No.)
                 or Organization)


       4333 SOUTH TAMIAMI TRAIL, SUITE F                        1623                                 ROBERT SANDBURG
            SARASOTA, FLORIDA 34231                 (PRIMARY STANDARD INDUSTRIAL            4333 SOUTH TAMIAMI TRAIL, SUITE F
                 (941) 914-4638                      CLASSIFICATION CODE NUMBER)                   SARASOTA, FLORIDA  34231
  (Address and telephone number of Principal                                                          (941) 914-4638
Executive Offices and Principal Place                                                    (Name, address and telephone number of
                  of Business)                                                                      agent for service)
                                                              COPIES TO:

           Clayton E. Parker, Esq.                                                              Ronald S. Haligman, Esq.
          Kirkpatrick & Lockhart LLP                                                           Kirkpatrick & Lockhart LLP
   201 South Biscayne Boulevard, Suite 2000                                             201 South Biscayne Boulevard, Suite 2000
             Miami, Florida 33131                                                                 Miami, Florida 33131
          Telephone: (305) 539-3300                                                            Telephone: (305) 539-3300
          Facsimile: (305) 358-7095                                                            Facsimile: (305) 358-7095

          Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION  STATEMENT
BECOMES EFFECTIVE.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933 check the following box. |X|

          If this Form is filed to register additional  securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities  Act  registration  statement  number of the earlier  effective  registration
statement for the same offering. |_|

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box
and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                     CALCULATION OF REGISTRATION FEE
====================================================================================================================================
TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE  PROPOSED MAXIMUM OFFERING       PROPOSED MAXIMUM             AMOUNT OF
        TO BE REGISTERED                    REGISTERED       PRICE PER SHARE(1)     AGGREGATE OFFERING PRICE(1)  REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 per share   522,500,000               $0.03                $15,675,000.00            $1,268.11
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                      522,500,000               $0.03                $15,675,000.00            $1,268.11
------------------------------------------------------------------------------------------------------------------------------------

(1)    Estimated  solely for the purpose of  calculating  the  registration  fee pursuant to Rule 457(c) under the Securities Act of
       1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of December 24, 2003.

       THE  REGISTRANT  HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE
DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER
BECOME  EFFECTIVE IN ACCORDANCE  WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS  REGISTRATION  STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                  Subject to completion, dated December 24, 2003

                              ALLIANCE TOWERS, INC.
                       522,500,000 SHARES OF COMMON STOCK

     This prospectus relates to the sale of up to 522,500,000 shares of common stock of Alliance Towers by certain persons who are stockholders of Alliance Towers. Please refer to "Selling Stockholders" beginning on page 11. Alliance Towers is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Alliance Towers will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement. All costs associated with this registration will be borne by us. Alliance Towers has agreed to allow Cornell Capital Partners, L.P. to retain 4% of the proceeds raised by us under the Standby Equity Distribution Agreement.

     The shares of common stock are being offered for sale by the selling stockholders at prices established on the "Pink Sheets" during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock. On December 19, 2003, the last reported sale price of our common stock was $0.03 per share.

     The selling stockholders consist of:

     o Cornell Capital Partners, which intends to sell up to 512,250,000 of common stock.

     o Other selling stockholders, who intend to sell up to 10,250,000 shares of common stock.

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay a net purchase price of 99% of Alliance Towers' market price as calculated in the Standby Equity Distribution Agreement. In addition, Alliance Towers has agreed to pay Cornell Capital Partners a one-time commitment fee of $490,000 payable by the issuance of a convertible debenture. The 1% discount on the purchase of the common stock to be received by Cornell Capital Partners and the commitment fee are underwriting discounts. In addition, Cornell Capital Partners is entitled to retain 4% of the proceeds raised by us under the Standby Equity Distribution Agreement.

     Alliance Towers has engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation will be paid $10,000 placement agent fee, which, in our discretion, is payable in cash or shares of our common stock.

     Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

     Our common stock is quoted on the "Pink Sheets" under the symbol "ALLC."

     THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

     PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5.

     With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 60 days after Cornell Capital Partners has advanced $10.0 million or 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this prospectus is ___________ ___, 2003.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
The Offering...................................................................2
SUMMARY CONSOLIDATED FINANCIAL INFORMATION.....................................3
RISK FACTORS...................................................................5
FORWARD-LOOKING STATEMENTS....................................................10
SELLING STOCKHOLDERS..........................................................11
USE OF PROCEEDS...............................................................13
DILUTION..................................................................... 14
STANDBY EQUITY DISTRIBUTION AGREEMENT.........................................15
PLAN OF DISTRIBUTION..........................................................17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................19
DESCRIPTION OF BUSINESS.......................................................22
MANAGEMENT....................................................................26
DESCRIPTION OF PROPERTY.......................................................28
LEGAL PROCEEDINGS.............................................................28
PRINCIPAL STOCKHOLDERS........................................................29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................30
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
     AND OTHER STOCKHOLDER MATTERS............................................31
DESCRIPTION OF SECURITIES.....................................................33
EXPERTS.......................................................................35
LEGAL MATTERS.................................................................35
HOW TO GET MORE INFORMATION...................................................35
FINANCIAL STATEMENTS.........................................................F-1

--------------------------------------------------------------------------------

         Our audited financial statements for the fiscal year December 31, 2002, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY

                                    OVERVIEW

     Alliance Towers is involved in the development, ownership, marketing and management of tower facilities for the wireless communications industry and the deployment and ownership of wireless broadband networks. Currently, all of the tower facilities in development by Alliance Towers are located in the state of Georgia. Alliance Towers anticipates leasing both ground and tower space at our facilities to wireless service providers for the installation of their equipment and antennas.

     Although Alliance Towers anticipates developing standard types of tower facilities, we also anticipate developing "capacity sites" or sites in areas where a carrier's ability to maintain existing calls are currently limited. Alliance Towers believes that these capacity sites are critical to a carrier's quality of service, reduction of dropped call ratios and the minimization of "churn" or customer initiated disconnection of wireless services. It is anticipated that as carriers continue to expand services, including the increased sales of handsets and the offering of additional wireless services, such as data and video, the needs for the development of capacity sites should continue to grow.

     Alliance Towers anticipates developing wireless communications tower sites required by service providers as they expand their coverage areas. In addition, Alliance Towers will review opportunities to purchase existing facilities that may offer growth potential.

     Currently, Alliance Towers is in various development stages of nine (9) tower facilities and is in the site acquisition and leasing process for twelve
(12) additional tower sites, all in the state of Georgia.


                                    ABOUT US

     Our principal office is located at 4333 South Tamiami Trail, Suite F, Sarasota, Florida 34231. Our telephone number is (941) 914-4638.

                                  THE OFFERING

     This offering relates to the sale of common stock by certain persons who are stockholders of Alliance Towers. The selling stockholders consist of:

     o Cornell Capital Partners, which intends to sell up to 512,250,000 shares of common stock.

     o Other selling stockholders, who intend to sell up to 10,250,000 shares of common stock.

     Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $10.0 million. The amount of each advance is subject to an aggregate maximum advance amount of $450,000 in any thirty-day period, provided that each advance may not exceed $150,000. Cornell Capital Partners will purchase shares of our common stock for a 1% discount to the lowest closing bid price of our common stock for the 5 days immediately following the notice date. In addition, Cornell Capital Partners will retain 4% of each advance under the Standby Equity Distribution Agreement and received a one-time commitment fee of $490,000, payable by the issuance of a convertible debenture. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Standby Equity Distribution Agreement.

     In addition, Alliance Towers has engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation will be paid a placement agent fee of $10,000, which, in our discretion, is payable in cash or shares of common stock of Alliance Towers.



COMMON STOCK OFFERED                                  522,500,000 shares by selling stockholders

OFFERING PRICE                                        Market price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING          1,135,672,000 shares of common stock

USE OF PROCEEDS                                       We will not receive any proceeds of the shares
                                                      offered  by  the  selling  stockholders.   Any
                                                      proceeds  we  receive  from the sale of common
                                                      stock  under the Standby  Equity  Distribution
                                                      Agreement  will be used  for  general  working
                                                      capital purposes. See "Use of Proceeds."

RISK FACTORS                                          The  securities  offered hereby involve a high
                                                      degree  of  risk  and  immediate   substantial
                                                      dilution. See "Risk Factors" and "Dilution."

"Pink Sheets" SYMBOL                                  ALLC


                                          SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The following  information was taken from Alliance Towers' financial  statements for the quarter ended September 30, 2003
(unaudited)  and the years ended December 31, 2002 and 2001 (audited)  appearing  elsewhere in this filing.  This  information should be read in conjunction with such financial  statements and the notes thereto. In management's  opinion,  all adjustment
(consisting of normal recurring items) considered necessary for a fair presentation have been included.

                                                                            FROM INCEPTION
                                                                                  ON
                                                                              DECEMBER 3,
                                          FOR THE THREE      FOR THE NINE         2002          FOR THE YEAR     FOR THE YEAR
                                           MONTHS ENDED      MONTHS ENDED        THROUGH           ENDED             ENDED
                                          SEPTEMBER 30,      SEPTEMBER 30,    SEPTEMBER 30,     DECEMBER 31,     DECEMBER 31,
                                               2003              2003             2003              2002             2001
                                           (UNAUDITED)        (UNAUDITED)       (AUDITED)        (AUDITED)        (AUDITED)
                                          -------------      -------------    -------------     ------------     ------------
STATEMENT OF OPERATIONS DATA:

Revenues                                 $           --    $           --     $         --      $         --    $          --

Operating Expenses
  Professional fees                              33,139            50,474               --                --               --
  Consulting expenses                            15,000            42,500               --                --               --
  Payroll expenses                               25,500            77,250               --                --               --
  General and administrative                      1,291            14,475           81,838            81,838          223,813
  Bad debt - stock subscriptions
    receivable                                       --                --               --                --           23,333
  Bad debt - related party                           --                --               --                --          457,217
                                          -------------      -------------    -------------     ------------     ------------
    Total Operating Expenses                   (74,930)           184,699           81,838            81,838          704,363
                                          -------------      -------------    -------------     ------------     ------------

Loss From Operations                           (74,930)         (184,699)         (81,838)          (81,838)        (704,363)

Other (Expenses) Income
  Interest expense                              (3,258)           (7,971)          (7,612)           (7,612)          (5,005)
  Interest income                                    --                --               --                --               --
                                          -------------      -------------    -------------     ------------     ------------
  Total Other (Expenses) Income                 (3,258)           (7,971)          (7,612)           (7,612)          (5,005)
                                          -------------      -------------    -------------     ------------     ------------

Net Loss                                $      (78,188)   $     (192,670)     $   (89,450)      $   (89,450)    $   (709,368)
                                        ===============   ===============     ============      ============    =============
Basic Loss Per Share                    $        (0.00)   $        (0.00)     $     (0.00)      $     (0.00)    $      (0.01)

Weighted Average Number of Shares
  Outstanding                            1,135,672,000     1,119,607,648       98,385,863        98,385,863      111,348,060
                                        ===============   ===============     ============      ============    =============



                                        SEPTEMBER 30,      DECEMBER 31,
                                           2003               2002
                                        (UNAUDITED)        (AUDITED)
                                        -------------    --------------
Balance Sheet Data:

Current Assets
  Cash                                  $        63      $        --
  Deposits                                   10,000               --
                                        -------------    --------------
    Total Current Assets                     10,063               --
                                        -------------    --------------
Long-Term Assets
  Constructed assets in progress             25,500               --
  Note receivable                            10,400               --
                                        -------------    --------------
    Total Long-Term Assets                   35,900               --
                                        -------------    --------------

    Total Assets                        $    44,993      $        --
                                        =============    ==============

                                                              3

                                        SEPTEMBER 30,      DECEMBER 31,
                                           2003               2002
                                        (UNAUDITED)        (AUDITED)
                                        -------------    --------------

Current Liabilities
  Accounts payable                      $    58,205      $     3,550
  Accounts payable - related party          105,005               --
  Deferred compensation                      77,250               --
  Note payable                               59,900               --
  Note payable - related party               95,150               --
  Interest payable                            2,209               --
  Interest payable - related party           18,324               --
                                        -------------    --------------
    Total Current Liabilities               416,043            3,550
                                        -------------    --------------

Stockholders' Equity (Deficit)
  Preferred stock, par value $0.001 per
    share; authorized 10,000,000 shares         --               --
  Common stock, par value $0.001 per
    share; authorized 5,000,000,000
    shares; 1,135,671,000 and
    1,036,000,000, shares issued and
    outstanding, respectively             1,135,672        1,036,000
  Additional paid-in capital (deficit)   (1,302,722)      (1,029,190)
  Deficit accumulated during the
    development stage                      (203,030)         (10,360)
                                        -------------    --------------
    Total Stockholders' Equity
      (Deficit)                            (370,080)          (3,550)
                                        -------------    --------------
    Total Liabilities
      and Stockholders' Equity
      (Deficit)                         $    45,963      $       --
                                        =============    ==============

                                                              4

                                  RISK FACTORS

     We are subject to various risks that may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS

WE HAVE NO OPERATING HISTORY OR REVENUE FROM WHICH TO EVALUATE OUR BUSINESS

     We have had no operating history or revenue from operations since our inception on December 3, 2002. In addition, we have limited assets and financial resources. Due to our lack of operations and revenue, we expect to incur operating losses for the foreseeable future. Due to our lack of operations, there is limited information upon which investors can evaluate our business. Our independent auditors have noted that our Company does not have significant cash or a source of revenue to cover our operating costs and to allow us to continue as a going concern. External capital will be required for us to continue as a going concern. We have no commitments or other sources of capital available to us. Our inability to continue as a going concern could result in you losing your entire investment in our Company.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS

     Our operations have relied almost entirely on external financing to fund our operations. Such financing has historically come from a combination of borrowings from and sale of common stock to third parties and funds provided by certain officers and directors. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our operations and expansion, take advantage of business opportunities or respond to competitive market pressures, any of which could make it more difficult for us to pursue our proposed business plan. Any difficulty that we may encounter in pursuing our proposed business plan may result in a lower stock price for our Company.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO INSUFFICIENT REVENUES TO COVER OUR OPERATING COSTS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

     There is substantial doubt about our ability to continue as a going concern due to our Company's inability to establish revenues to cover our operating costs. We anticipate that we will incur net losses for the immediate future. We expect our operating expenses to increase significantly, and, as a result, we will need to generate monthly revenue if we are to continue as a going concern. To the extent that we do not generate revenue at anticipated rates, we do not obtain additional funding, or that increases in our operating expenses precede or are not subsequently followed by commensurate increases in revenue, or that we are unable to adjust operating expense levels accordingly, we may not have the ability to continue on as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON SEPTEMBER 30, 2003 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES

     We had a working capital deficit of $370,080 at September 30, 2003, which means that our current liabilities as of that date exceeded our current assets on September 30, 2003 by $370,080. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on September 30, 2003 were not sufficient to satisfy all of our current liabilities on that date. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit we may have to raise capital or debt to fund the deficit.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

     Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. Currently, our common stock is traded on the "Pink Sheets." An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that Alliance Towers will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

     OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

     Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

     o  With a price of less than $5.00 per share;

     o  That are not traded on a "recognized" national exchange;

     o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

     o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN BASE YOUR INVESTMENT DECISION

     We had a major shift in our business strategy in February 2003. It was not until February 2003 that we acquired Alliance Tower, Inc., another development stage company and focused on the development, ownership, marketing and management of tower facilities for the wireless telecommunications industry and the deployment and ownership of wireless broadband networks. We have a limited operating history upon which to evaluate our business plan and prospects. If we are unable to obtain additional external funding or generate revenue, we could be forced to curtail or cease our operations.

OUR BUSINESS REVENUE GENERATION MODEL IS UNPROVEN AND COULD FAIL

     Our revenue model is new and evolving, and we cannot be certain that it will be successful. Our ability to generate revenue depends, among other things, on our ability to develop, operate, market and manage wireless communications tower facilities and to develop wireless broadband networks. The potential profitability of this business model is unproven. Accordingly, we cannot assure you that our business model will be successful or that we can generate revenue or achieve profitability.

CONSOLIDATIONS IN THE WIRELESS COMMUNICATIONS INDUSTRY COULD ADVERSELY AFFECT OUR BUSINESS

     The wireless communications industry has experienced consolidation of participants, and this trend may continue. If wireless carriers consolidate with companies that compete with our wireless technology, our proportionate share of the emerging market for wireless technologies may be reduced or eliminated. This reduction or elimination of our market share could reduce our ability to obtain profitable operations and could even cause us to reduce or cease operations.

IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY IN THE HIGHLY COMPETITIVE WIRELESS COMMUNICATIONS INDUSTRY, WE MAY BE FORCED TO REDUCE OR CEASE OPERATIONS

     Our ability to compete effectively with our competitors depends on the following factors, among others:

     o the performance of our wireless telecommunications technology in a manner that meets customer expectations;

     o the success of our efforts to develop, construct and manage wireless telecommunications tower facilities;

     o our ability to competitively price our services with similar or comparable services offered by our competitors;

     o  general conditions in the wireless communications industry; and

     o  the  success  of our  efforts to  develop,  improve  and  satisfactorily
        address  any  issues   relating  to  our   wireless   telecommunications
        technology.

     Our  failure  to  successfully   develop  our   technology,   services  and
distribution channels could cause us to reduce or cease operations.

WE MAY NOT EFFECTIVELY MANAGE THE GROWTH NECESSARY TO EXECUTE OUR BUSINESS PLAN, WHICH COULD ADVERSELY EFFECT THE QUALITY OF OUR OPERATIONS AND OUR COSTS

     In order to achieve the critical mass of business activity necessary to successfully execute our business plan, we must significantly increase the number of strategic partners and customers that use our technology. This growth will place significant strain on our personnel, systems and resources. We also expect that we will continue to hire employees, including technical, management-level employees, and sales staff for the foreseeable future. This growth will require us to improve management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems in order to support our desired growth. We cannot be sure that we will manage our growth effectively, and our failure to do so could cause us to reduce or cease operations.

                         RISKS RELATED TO THIS OFFERING

EXISTING STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT

     Cornell Capital Partners may convert its convertible debenture into shares of Alliance Towers' common stock and Cornell Capital Partners may purchase Alliance Towers' shares of common stock under the Standby Equity Distribution Agreement, which purchase price is effectively at a 1% discount to the market price. The subsequent sale of such shares by Cornell Capital Partners could cause significant downward pressure on the price of Alliance Towers' common stock. This is especially the case if the shares being placed into the market exceed the market's demand for the shares of Alliance Towers' common stock. As the stock price of Alliance Towers' common stock declines, Cornell Capital Partners will be entitled to receive an increasing number of shares under the Standby Equity Distribution Agreement and convertible debenture. The sale of such increasing number of shares by Cornell Capital Partners could cause further downward pressure on the stock price to the detriment and dilution of existing investors, as well as investors in this offering.

     Further, there is no maximum number of shares Alliance Towers might be required to issue under securities with market-price based conversion or exercise prices, such as securities issued in connection with the Standby Equity Distribution Agreement and the related convertible debenture, except for the 9.9% limitation on Cornell Capital Partners' ownership interest in Alliance Towers at any one time. However, over time, Cornell Capital Partners may acquire and sell a number of shares that far exceeds this limit, through the continual purchase and sale of shares.

     To illustrate the dilution that may result from the purchase of shares under the Standby Equity Distribution Agreement, assuming an offering price of $0.0396 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $0.0330 per share. Dilution per share at prices of $0.0297, $0.0198 and $0.0099 per share would be $0.0235, $0.0143 and
$0.0057, respectively.

     As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Standby Equity Distribution Agreement to draw down the full amount and to issue upon conversion of the convertible debentures. If our stock price is lower, then our existing stockholders would experience greater dilution.

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

     Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 1,135,672,000 shares of common stock outstanding as of December 19, 2003, 1,324,000 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 1,134,336,000 shares of common stock which are held by existing stockholders, including officers and directors, are restricted securities. Some of these shares may be resold under Rule 144.

THE INVESTOR UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

     The common stock to be issued under the Standby Equity Distribution Agreement will be issued at a 1% discount to the lowest closing bid price for the 5 days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

     The selling stockholders intend to sell the shares of common stock being registered in this offering in the public market. That means that up to 522,500,000 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

THE SALE OF OUR STOCK UNDER OUR STANDBY EQUITY DISTRIBUTION AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE

     In many circumstances the provision of an equity financing or convertible debentures for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of a company's common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if the company has not performed in such a manner to show that the equity funds raised will be used to grow the company. Such an event could place further downward pressure on the price of common stock.

     Under the terms of our Standby Equity Distribution Agreement, Alliance Towers may request numerous draw downs pursuant to the terms of the agreement. As a result, the opportunity exists for short sellers and others to contribute to the future decline of Alliance Towers' stock price. Persons engaging in short-sales first sell shares that they do not own, and thereafter, purchase shares to cover their previous sales. To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short-sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales. By contrast, a person owning a long position in a stock, such as an investor purchasing shares in this offering, first purchases the shares at the then market price, if the stock price declines while the person owns the shares, then upon the sale of such shares the person maintaining the long position will incur a loss, and the greater the decline in the stock price, the greater the loss which is incurred by the person owning a long-position in the stock.

     If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what the share price could drop.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

     Before this offering, our common stock has traded on the "Pink Sheets." Our common stock is thinly traded compared to larger more widely known companies. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

     The price in this offering will fluctuate based on the prevailing market price of the common stock on the "Pink Sheets." Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT WHEN NEEDED

     We are dependent on external financing to fund our operations. Our financing needs are expected to be provided from the Standby Equity Distribution Agreement, in large part. No assurances can be given that such financing will be available in sufficient amounts or at all when needed.

                           FORWARD-LOOKING STATEMENTS

     Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

     This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

     The following table presents information regarding the selling stockholders. A description of each selling shareholder's relationship to Alliance Towers and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.


                                                                                      PERCENTAGE OF
                                                                                      OUTSTANDING
                                                                    SHARES TO BE      SHARES TO BE
                                                   PERCENTAGE OF     ACQUIRED          ACQUIRED
                                                    OUTSTANDING      UNDER THE         UNDER THE                      PERCENTAGE OF
                                      SHARES          SHARES          STANDBY          STANDBY                           SHARES
                                   BENEFICIALLY     BENEFICIALLY       EQUITY           EQUITY        SHARES TO BE    BENEFICIALLY
                                   OWNED BEFORE     OWNED BEFORE    DISTRIBUTION      DISTRIBUTION    SOLD IN THE     OWNED AFTER
     SELLING STOCKHOLDER             OFFERING         OFFERING       AGREEMENT         AGREEMENT       OFFERING       OFFERING(1)
-----------------------------      -------------    ------------    -------------     ------------  --------------    -------------
Cornell Capital Partners, L.P.     12,250,000(2)       1.09%        500,000,000(3)      30.57%      512,250,000(4)      0%

Newbridge Securities
  Corporation                         250,000              *                 --            --%          250,000         0%

James Dunning                      10,000,000              *                 --            --%       10,000,000         0%
                                   ----------           -----       -----------         ------      -----------         --

TOTAL                              22,500,000           1.96%       500,000,000         30.57%      522,500,000         0%
                                   ==========           =====       ===========         ======      ===========         ==

-----------------------------------------

*    Less than 1%.

(1)  Applicable  percentage  of ownership is based on  1,135,672,000  shares of common  stock  outstanding  as of December 19, 2003, together with securities  exercisable or convertible  into shares of common stock within 60 days of December 19, 2003, for each stockholder.  Beneficial  ownership is determined in accordance  with the rules of the Securities  and Exchange  Commission and generally  includes  voting or  investment  power with  respect to  securities.  Shares of common stock  subject to  securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of December
     19, 2003 are deemed to be beneficially  owned by the person holding such securities for the purpose of computing the percentage of ownership of such person,  but are not treated as outstanding  for the purpose of computing the percentage  ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)  Consists of up to  12,250,000  shares of common stock which may be  converted  under the  compensation  debenture at an assumed market  price of $0.04  issued to Cornell  Capital as a  commitment  fee in  connection  with the Standby  Equity  Distribution
     Agreement. The compensation debenture is in the principal amount of $490,000.

(3)  Represents up to 500,000,000 shares which are being registered for issuance under the Standby Equity Distribution Agreement.

(4)  Represents the shares  beneficially owned by Cornell Capital before the offering and shares being registered for issuance under the Standby Equity Distribution Agreement.


     The following information contains a description of each selling shareholder's relationship to Alliance Towers and how each selling shareholder acquired the shares to be sold in this offering. None of the selling stockholders have held a position or office, or had any other material relationship, with Alliance Towers, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH ALLIANCE TOWERS

     CORNELL CAPITAL PARTNERS. Cornell Capital Partners is the investor under the Standby Equity Distribution Agreement and a holder of a convertible debenture. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in the financing transaction with Alliance Towers. This transaction is explained below:

     Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $10.0 million. The amount of each advance is subject to an aggregate maximum advance amount of $450,000 in any thirty-day period, provided that each advance may not exceed $150,000. Cornell Capital Partners will purchase shares of our common stock for a 1% discount to the lowest closing bid price of our common stock for the 5 days immediately following the notice date. In addition, Cornell Capital Partners will retain 4% of each advance under the Standby Equity Distribution Agreement and received a one-time commitment fee of $490,000, payable by the issuance of a convertible debenture. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price.

     There are certain risks related to sales by Cornell Capital Partners, including:

     o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price, the greater number of shares that will be issued to Cornell Capital Partners. This could result in substantial dilution to the interests of other holders of common stock.

     o To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

     o The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by Cornell Capital Partners or others. This could place further downward pressure on the price of the common stock.

     Newbridge Securities Corporation. Newbridge Securities Corporation is an unaffiliated registered broker-dealer that has been retained by us. For its services in connection with the Standby Equity Distribution Agreement, Newbridge Securities Corporation received a fee of $10,000, which, in our discretion, is payable in cash or shares of common stock of Alliance Towers. These shares are being registered in this offering. All investment decisions of Newbridge Securities Corporation are made by its President, Guy Amico.

     James  Dunning.  James Dunning is a  shareholder  of Alliance  Towers.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 99% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice date. Cornell Capital Partners will retain 4% of each advance.

     For illustrative purposes, Alliance Towers has set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $50,000, plus the 4% retainage.

GROSS PROCEEDS                 $1,000,000       $5,000,000         $ 10,000,000

NET PROCEEDS                   $  910,000       $4,750,000          $ 9,550,000

USE OF PROCEEDS:
--------------------------------------------------------------------------------

Sales And Marketing            $    9,100       $   47,500         $     95,500
General Working Capital        $  900,900       $4,702,500         $  9,454,000
                               ----------       ----------         ------------
TOTAL                          $  910,000       $4,750,000         $  9,550,000
                               ==========       ==========         ============

                                    DILUTION

     The net tangible book value of Alliance Towers as of September 30, 2003 was $(405,980) or $(0.0004) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Alliance Towers (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Alliance Towers, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.04 per share.

     If we assume that Alliance Towers had issued 252,525,253 shares of common stock under the Standby Equity Distribution Agreement at an assumed offering price of $0.0396 per share (i.e., the maximum number of shares needed in order to raise a total of $10.0 million under the Standby Equity Distribution Agreement), less a retention fee of $400,000 and offering expenses of $50,000, our net tangible book value as of September 30, 2003 would have been $9,144,020 or $0.0066 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0070 per share and an immediate dilution to new stockholders of $0.0330 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                         $   0.0396
Net tangible book value per share before this offering     $  (405,980)
Increase attributable to new investors                     $     0.007
                                                           ------------
Net tangible book value per share after this offering                           $   0.0066
                                                                                ----------
Dilution per share to new stockholders                                          $   0.0330
                                                                                ==========

     The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

               ASSUMED            NO. OF SHARES TO BE     DILUTION PER SHARE TO
            OFFERING PRICE              ISSUED(1)              NEW INVESTORS
            --------------        -------------------     ---------------------
               $0.0396                252,525,253                 $0.0330
               $0.0297                336,700,337                 $0.0235
               $0.0198                505,050,505                 $0.0143
               $0.0099              1,010,101,010                 $0.0057

---------------------

(1) Alliance Towers is registering 500,000,000 shares of common stock under the Standby Equity Distribution Agreement.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

     SUMMARY. On December 12, 2003, Alliance Towers entered into an Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, Alliance Towers may, at its discretion, periodically sell, over a two-year period, to Cornell Capital Partners shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 99% of the lowest closing bid price of Alliance Towers' common stock on the Over-the-Counter Bulletin Board or other principal market on which its common stock is traded for the 5 days immediately following the notice date of an advance. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain 4% of each advance under the Standby Equity Distribution Agreement. In addition, Alliance Towers engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to act as its exclusive placement agent in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received $10,000, which in Alliance Towers discretion can be paid in cash or in shares of Alliance Towers' common stock. The costs associated with this registration will be borne by Alliance Towers.

     STANDBY EQUITY DISTRIBUTION AGREEMENT EXPLAINED. Pursuant to the Standby Equity Distribution Agreement, Alliance Towers may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund its working capital needs. The periodic sale of shares is known as an advance. Alliance Towers may request an advance every 6 trading days and up to a maximum of $450,000 in any thirty-day calendar period with a maximum of $150,000 per advance. A closing will be held 7 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount.

     We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange
Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10.0 million or 24 months after the effective date of the accompanying registration statement, whichever occurs first.

     The amount of each advance is subject to an aggregate maximum of $450,000 in any thirty-day calendar period with a maximum of $150,000 per advance. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock.

     We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we drew down the entire $10.0 million available under the Standby Equity Distribution Agreement in a single advance (which is not permitted under the terms of the Standby Equity Distribution Agreement) and the market price was equal to $0.04 per share, then we would issue 252,525,253 shares of our common stock to Cornell Capital Partners for gross proceeds of $10,000,000. These shares would represent a approximately 18.2% of our outstanding common stock upon issuance. Alliance Towers is registering 500,000,000 shares of common stock for sale under the Standby Equity Distribution Agreement.

     You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement at a recent price of $0.04 per share and 25%, 50% and 75% discounts to the recent price. This table does not take into account any shares of our common stock that would be issued upon exercise or conversion of outstanding debentures.

Market Price:                        $0.04           $0.03             $0.02            $0.02

Purchase Price:                    $0.0396         $0.0297           $0.0198          $0.0099

No. of Shares:                 252,525,253     336,700,337       505,050,505    1,010,101,010

Total Outstanding(2):        1,388,197,253   1,472,372,337     1,640,722,505    2,145,773,010

Percent Outstanding(3):              18.2%           22.9%             30.8%            47.1%

----------------------

(1)  Alliance  Towers is  registering  500,000,000  shares of common  stock  under the Standby
     Equity Distribution Agreement.

(2)  Represents the total number of shares of common stock  outstanding  after the issuance of the shares to Cornell Capital Partners.

(3)  Represents  the shares of common stock to be issued as a  percentage  of the total number shares outstanding.


     In addition to showing the inverse relationship, the above table also shows that the issuance of additional shares, beyond the 500,000,000 being registered in the accompanying registration statement, under the Standby Equity Distribution Agreement may result in a change of control. That is, based on the examples set forth above, between 252,525,253 and 500,000,000 shares of common stock could be issued under the Standby Equity Distribution Agreement pursuant to this prospectus. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders could have enough shares to assume control of Alliance Towers by electing its or their own directors.

     You should also be aware that in order for us to utilize the full $10.0 million available under the Standby Equity Distribution Agreement, it may be necessary for our shareholders to approve an increase in our authorized common stock and for us to register additional shares of common stock. This is especially true if our stock price falls since we will be required to issue a greater number of shares of common stock under the Standby Equity Distribution
Agreement in such case. Alliance Towers is authorized in its Articles of Incorporation to issue up to 5,000,000,000 shares of common stock. As of December 1, 2003, Alliance Towers had 1,135,660,000 shares of common stock outstanding. Alliance Towers is registering 500,000,000 shares of common stock hereunder to be issued under the Standby Equity Distribution Agreement.

     Proceeds used under the Standby Equity Distribution Agreement will be used for sales and marketing, research and development, as well as for general working capital purposes. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $50,000, consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital will retain 4% of each advance.

     In addition, in connection with the Standby Equity Distribution Agreement, we issued to Cornell Capital, as a commitment fee, a compensation debenture in the principal amount of $490,000. The compensation debenture has a three-year term, accrues interest at 5% and is convertible into shares of common stock of Alliance Towers at a conversion price equal to 100% of the lowest closing bid price of our common stock for the three trading days immediately preceding a conversion date. Further, Newbridge Securities Corporation will be paid a $10,000 placement agent fee, which, in our discretion, is payable in cash or shares of our common stock.

                              PLAN OF DISTRIBUTION

     The selling stockholders have advised us that the sale or distribution of Alliance Towers' common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of Alliance Towers' shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of Alliance Towers' shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of Alliance Towers' common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay Alliance Towers 99% of the lowest closing bid price of Alliance Towers' common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 4% of the proceeds received by Alliance Towers under the Standby Equity Distribution
Agreement. Further, in connection with the Standby Equity Distribution Agreement, we issued to Cornell Capital Partners a one-time commitment fee compensation debenture in the principal amount of $490,000. The 1% discount, the 4% retainage and the commitment fee are underwriting discounts. In addition, Alliance Towers engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received a $10,000 placement agent fee, which, in our discretion, is payable in cash or shares of our common stock.

     Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in Alliance Towers' stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price.
Prospective investors should take these factors into consideration before purchasing Alliance Towers' common stock.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $50,000, as well as retention of 4% of the gross proceeds received under the Standby Equity Distribution Agreement. In addition, Alliance Towers engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received a $10,000 placement agent fee equal to $10,000, which, in our discretion, is payable in cash or shares of our common stock. The estimated offering expenses consist of: a SEC registration fee of $1,700, printing expenses of $2,500, accounting fees of $10,000, legal fees of $30,000 and miscellaneous expenses of $8,300. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

     The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of common stock of Alliance Towers while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF ALLIANCE TOWERS AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

OVERVIEW

     We are a development stage company that has had no operations or income since our inception in 1997. We were incorporated in the State of Florida on July 10, 1997 as August Project 1 Corp. We were formed for the sole purpose of acquiring or merging with an operating company. On January 27, 2000, Lido Capital Corporation, a Florida corporation ("LIDO"), purchased 4,967,000 shares, or 97.3%, of the then-outstanding common stock of our Company from Eric Littman, our controlling shareholder at the time in exchange for $150,000. As previously reported, in April 2000, we acquired by merger USWebauctions, Inc. ("USWA"), in which our Company adopted the same name. On July 13, 2000, the acquisition was rescinded.

     Since the rescission, we have been active in seeking potential operating businesses and business opportunities, with the intent to acquire or merge with such businesses. On February 5, 2001, our company entered into a non-binding Memorandum of Understanding to merge with A-1 Cellular, Inc., an operating business ("A-1 CELLULAR"). On July 12, 2001, we entered into a definitive Stock Purchase Agreement with A-1 Cellular. This transaction was subject to a number of contingencies, including the filing and effectiveness of a registration statement to be filed. On March 2002, we terminated the Stock Purchase Agreement with A-1 Cellular due to the failure to consummate the transaction within ninety
(90) days from July 12, 2001.

     On January 31, 2003, we completed a 12-for-1 forward stock split. Prior to the 12-for-1 forward stock split, we had 8,306,000 shares of common stock issued and outstanding and subsequent to the forward split we had 99,672,000 shares of common stock issued and outstanding. On February 4, 2003, we amended our Articles of Incorporation to change our name to Alliance Towers, Inc. and increase our authorized common stock to 5,000,000,000 shares. On February 13, 2003, we consummated a share exchange transaction with Alliance Tower, Inc., a private company ("ALLIANCE"), whereby we issued 1,036,000,000 shares of our common stock in exchange for all of the outstanding common stock of Alliance. Alliance will be treated as the acquiring entity for accounting purposes and our Company will be treated as the surviving entity for legal purposes. Immediately following the consummation of the share exchange transaction, Earl T. Ingarfield resigned as President and a Director of our Company and Robert Sandburg became our President, Chief Executive Officer and a Director.

     We have been in the development stage since inception and have undertaken limited business operations to date. We have $63 cash on-hand and deposits in an amount equal to $10,000. We currently do not have a source of revenue to cover operating costs to allow us to continue as a going concern. Accordingly, our independent accountants have included in our financial statements a going concern qualification footnote. There can be no assurance that we will be successful in implementing our business plan.

     We are currently involved in the development, ownership, marketing and management of tower facilities for the wireless telecommunications industry and deployment and ownership of wireless broadband networks. Currently all of the tower facilities we are developing are located in Georgia. We anticipate leasing both ground and tower space at our facilities to wireless service providers for the installation of their equipment and antennas.

     Although we anticipate developing standard tower facilities, we also anticipate developing "capacity sites" or sites in areas where a carrier's ability to maintain existing calls are currently limited. These capacity sites are critical to a carrier's quality of service, reduction of dropped call ratios and the minimization of "churn" or customer initiated disconnection of wireless services. It is anticipated that as carriers continue to expand services, including the increased sales of handsets and the offering of additional services such as data and video, the needs for the development of capacity sites should continue to grow.

     We anticipate developing sites required by wireless telecommunication service providers as they expand their coverage areas. In addition, we will review opportunities to purchase existing facilities that may offer growth potential.

     BALANCE SHEET. At September 30, 2003, we had total assets of approximately $45,963 and had current liabilities of approximately $416,043.

     INCOME STATEMENT. We have not had any revenue since inception. Our main operating expenses consist of payroll expenses, consulting expenses and the costs of complying with the reporting requirements of the Securities Act of 1933, including legal and accounting fees. For the nine months ended September 30, 2003, we recorded $184,699 in total operating expenses, consisting of $77,250 in payroll expenses, $42,500 in consulting expenses, $14,475 in general and administrative expenses and $50,474 in professional fees. For the nine months ended September 30, 2003, our net loss was $192,670.

     BALANCE SHEET. At December 31, 2002, we had total assets of approximately $0 and had current liabilities of approximately $177,410.

     INCOME STATEMENT. We have not had any revenue since inception. Our main operating expenses consist of the costs of complying with the reporting requirements of the Securities Act of 1933, including legal and accounting fees. For the year ended December 31, 2002, we recorded $81,838 in general and administrative expenses. For the year ended December 31, 2002, our net loss was $89,450.

RECENT ACCOUNTING PRONOUNCEMENTS

     SFAS No. 141, Business Combinations;

     SFAS No. 142, Goodwill and Other Intangible Assets;

     SFAS No. 143, Accounting for Asset Retirement Obligations;

     SFAS No. 144,  Accounting  for the  Impairment  or  Disposal of  Long-Lived
Assets.

PLAN OF OPERATION

     CASH REQUIREMENTS. Our cash requirements consist primarily of employee salaries, rent, professional fees and related expenses. As of September 30, 2003, we had $63 cash-on-hand. Since inception, our cash requirements have been met by a combination of loans from management and the sale of common stock.

     We will need to raise additional capital to fund our proposed business operations and to develop our Company's business strategy for the next twelve months and beyond. We have no cash resources currently available to satisfy our cash requirements for the next twelve (12) months.

     On December 12, 2003, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $10.0 million. The amount of each advance is subject to an aggregate maximum advance amount of $450,000 in any thirty-day period, provided that each advance may not exceed $150,000. Cornell Capital Partners will purchase shares of our common stock for a 1% discount to the lowest closing bid price of our common stock for the 5 days immediately following the notice date. In addition, Cornell Capital Partners will retain 4% of each advance under the Standby Equity Distribution Agreement and received a one-time commitment fee of $490,000, payable by the issuance of a convertible debenture. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price.

     CHANGES IN NUMBER OF EMPLOYEES. Our Company currently has two (2) employees, Robert Sandburg, our Chief Executive Officer, and Michael Delin, our Chief Financial Officer. We are currently reviewing our personnel needs for 2003 and beyond. As of the date hereof, we do not anticipate hiring any employees until we develop additional sites and/or broadband areas.

GOING CONCERN OPINION

     Our independent auditors have added an explanatory paragraph in connection with the September 30, 2003 financial statements which states that our Company does not have significant cash or other material assets to cover our operating costs and to allow us to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                             DESCRIPTION OF BUSINESS

     We are a development stage company that has had no operations or income since our inception in 1997. We were incorporated in the State of Florida on July 10, 1997 as August Project 1 Corp. We were formed for the sole purpose of acquiring or merging with an operating company. On January 27, 2000, Lido Capital Corporation, a Florida corporation ("Lido"), purchased 97.3% of the then-outstanding common stock of our Company from Eric Littman, our controlling shareholder at the time. As previously reported, in April 2000, we acquired by merger USWebauctions, Inc. ("USWA"), in which our Company adopted the same name. On July 13, 2000, the acquisition was rescinded.

     Since the rescission, we have been active in seeking potential operating businesses and business opportunities, with the intent to acquire or merge with such businesses. On February 5, 2001, our company entered into a non-binding Memorandum of Understanding to merge with A-1 Cellular, Inc., an operating business ("A-1 Cellular"). On July 12, 2001, we entered into a definitive Stock Purchase Agreement with A-1 Cellular. This transaction was subject to a number of contingencies, including the filing and effectiveness of a registration statement to be filed. On March 2002, we terminated the Stock Purchase Agreement with A-1 Cellular due to the failure to consummate the transaction within ninety
(90) days from July 12, 2001.

     On January 31, 2003, we completed a 12-for-1 forward stock split. Prior to the 12-for-1 forward stock split, we had 8,306,000 shares of common stock issued and outstanding and subsequent to the forward split we had 99,672,000 shares of common stock issued and outstanding. On February 4, 2003, we amended our Articles of Incorporation to change our name to Alliance Towers, Inc. and increase our authorized common stock to 5,000,000,000 shares. On February 13, 2003, we consummated a share exchange transaction with Alliance Tower, Inc., a private company ("Alliance"), whereby we issued 1,036,000,000 shares of our common stock in exchange for all of the outstanding common stock of Alliance. Alliance will be treated as the acquiring entity for accounting purposes and our Company will be treated as the surviving entity for legal purposes. Immediately following the consummation of the share exchange transaction, Earl T. Ingarfield resigned as President and a Director of our Company and Robert Sandburg became our President, Chief Executive Officer and a Director.

     We have been in the development stage since inception and have undertaken limited business operations to date. We have $63 cash on-hand and deposits in an amount equal to $10,000. We currently do not have a source of revenue to cover operating costs to allow us to continue as a going concern. Accordingly, our independent accountants have included in our financial statements a going concern qualification footnote. There can be no assurance that we will be successful in implementing our business plan.

     We are currently involved in the development, ownership, marketing and management of tower facilities for the wireless telecommunications industry and deployment and ownership of wireless broadband networks. Currently all of the tower facilities we are developing are located in Georgia. We anticipate leasing both ground and tower space at our facilities to wireless service providers for the installation of their equipment and antennas.

     Although we anticipate developing standard tower facilities, we also anticipate developing "capacity sites" or sites in areas where a carrier's ability to maintain existing calls are currently limited. These capacity sites are critical to a carrier's quality of service, reduction of dropped call ratios and the minimization of "churn" or customer initiated disconnection of wireless services. It is anticipated that as carriers continue to expand services, including the increased sales of handsets and the offering of additional services such as data and video, the needs for the development of capacity sites should continue to grow.

     We anticipate developing sites required by wireless telecommunication service providers as they expand their coverage areas. In addition, we will review opportunities to purchase existing facilities that may offer growth potential.

     Currently, we are developing the below listed sites.

     OUSLEY TOWER FACILITY

     The Ousley Tower Facility will be located in Brooks County, GA. The facility will be located on a leased parcel of property. The ground lease has been executed and the initial lease term is five (5) years with five (5), five year automatic renewals (total 30 years) unless terminated by Alliance Towers prior to the renewal dates. Rent is Five Hundred Dollars ($500) per month with 10% escalation beginning on the anniversary of every five year term and commences upon the start of construction. Cingular Wireless is the anchor tenant. As per the executed Letter of Intent, the Carrier Lease Agreement's rent will be at One Thousand Seven Hundred and Fifty Dollars ($1750) per month with 3% escalation yearly. One years rent to be paid in advance. The initial term is for five (5) years with five (5), five (5) year automatic renewals (total 30 years) unless terminated by Cingular Wireless prior to the renewal dates. The Carrier Lease Agreement has been executed by Cingular. Rent shall start upon the completion of construction of the facility which is currently scheduled in the 4th quarter of calendar year 2003. This facility is currently under construction.

     NORMAN TOWER FACILITY

     The Norman Tower Facility will be located in Colquitt County, GA. The facility will be located on a leased parcel of property. The ground lease has been executed and the initial lease term is five (5) years with five (5), five year automatic renewals (total 30 years) unless terminated by Alliance Towers prior to the renewal dates. Rent is Five Hundred Dollars ($500) per month with 10% escalation beginning on the anniversary of every five year term and commences upon the start of construction. Cingular Wireless is the anchor tenant. As per the executed Letter of Intent, the Carrier Lease Agreement's rent will be at One Thousand Seven Hundred and Fifty Dollars ($1750) per month with 3% escalation yearly. One years rent to be paid in advance. The initial term is for five (5) years with five (5), five (5) year automatic renewals (total 30 years) unless terminated by Cingular Wireless prior to the renewal dates. The Carrier Lease Agreement has been executed by Cingular. Rent shall start upon the completion of construction of the facility which is currently scheduled in the 4th quarter of calendar year 2003.

     PINEBORO TOWER FACILITY

     The Pineboro Tower Facility will be located in Colquitt County, GA. The facility will be located on a leased parcel of property. The ground lease has been executed and the initial lease term is five (5) years with five (5), five year automatic renewals (total 30 years) unless terminated by Alliance Towers prior to the renewal dates. Rent is Five Hundred Dollars ($500) per month with 10% escalation beginning on the anniversary of every five year term and commences upon the start of construction. Cingular Wireless is the anchor tenant. As per the executed Letter of Intent, the Carrier Lease Agreement's rent will be at One Thousand Seven Hundred and Fifty Dollars ($1750) per month with 3% escalation yearly. One years rent to be paid in advance. The initial term is for five (5) years with five (5), five (5) year automatic renewals (total 30 years) unless terminated by Cingular Wireless prior to the renewal dates. The Carrier Lease Agreement has been executed by Cingular. Rent shall start upon the completion of construction of the facility which is currently scheduled in the 1st quarter of calendar year 2004.

     SMITH TOWER FACILITY

     The Smith Tower Facility will be located in Colquitt County, GA. The facility will be located on a leased parcel of property. The ground lease, whose terms and conditions have been accepted by the landowner, is currently in process. The proposed lease's initial term is for five (5) years with five (5), five year automatic renewals (total 30 years) unless terminated by Alliance Towers prior to the renewal dates. The proposed rent is Three Hundred Dollars ($300) per month with 10% escalation beginning on the anniversary of every five year term and commences upon the start of construction. Cingular Wireless is the anchor tenant. As per the executed Letter of Intent, the Carrier Lease Agreement's rent will be at One Thousand Seven Hundred and Fifty Dollars ($1750) per month with 3% escalation yearly. One years rent to be paid in advance. The initial term is for five (5) years with five (5), five (5) year automatic renewals (total 30 years) unless terminated by Cingular Wireless prior to the renewal dates. Rent shall start upon the completion of construction of the facility which is currently scheduled in the 1st quarter of calendar year 2004.

     OMEGA TOWER FACILITY

     The Omega Tower Facility will be located in Tift County, GA. The facility will be located on a leased parcel of property. The proposed ground lease, currently under negotiation, has an initial term of five (5) years with five
(5), five year automatic renewals (total 30 years) unless terminated by Alliance Towers prior to the renewal dates. Rent is Five Hundred Dollars ($500) per month with 10% escalation beginning on the anniversary of every five year term and commences upon the start of construction. Cingular Wireless is the anchor tenant. As per the executed Letter of Intent, the Carrier Lease Agreement's rate will be at One Thousand Seven Hundred and Fifty Dollars ($1750) per month with 3% escalation yearly. One years rent to be paid in advance. The initial term is for five (5) years with five (5), five (5) year automatic renewals (total 30 years) unless terminated by Cingular Wireless prior to the renewal dates. Rent shall start upon the completion of construction of the facility which is currently scheduled in the 1st quarter of calendar year 2004.

     LINE TOWER FACILITY

     The Line Tower Facility will be located in Coweta County, GA. The facility will be located on a leased parcel of property. The proposed ground lease, currently under negotiations, has an initial term of five (5) years with five
(5), five year automatic renewals (total 30 years) unless terminated by Alliance Towers prior to the renewal dates. Rent is Five Hundred Dollars ($500) per month with 10% escalation beginning on the anniversary of every five year term and commences upon the start of construction. Cingular Wireless is the anchor tenant. The Letter of Intent for the site has been submitted to Cingular for signature. The Carrier Lease Agreement's rate will be at One Thousand Seven Hundred and Fifty Dollars ($1750) per month with 3% escalation yearly. One years rent to be paid in advance. The initial term is for five (5) years with five
(5), five (5) year automatic renewals (total 30 years) unless terminated by Cingular Wireless prior to the renewal dates. Rent shall start upon the completion of construction of the facility which is currently scheduled in the 2nd quarter of calendar year 2004.

     SASSER TOWER FACILITY

     The Sasser Tower Facility will be located in Terrell County, GA. The facility will be located on a leased parcel of property. The ground lease has been executed and the initial lease term is for five (5) years with five (5), five year automatic renewals (total 30 years) unless terminated by Alliance Towers prior to the renewal dates. Rent is Six Hundred Dollars ($600) per month with 10% escalation beginning on the anniversary of every five year term and commences upon the start of construction. Verizon Wireless is the anchor tenant. The Carrier Lease Agreement's rate will be at One Thousand Eight Hundred Dollars ($1800) per month with 3% escalation yearly. The initial term is for five (5) years with five (5), five (5) year automatic renewals (total 30 years) unless terminated by Verizon Wireless prior to the renewal dates. The Carrier Lease Agreement is currently in process at Verizon awaiting signature. Rent shall start upon the issuance of a building permit for construction of the facility which is currently scheduled in the 4th quarter of calendar year 2003.

     GREENS CUT TOWER FACILITY

     The Greens Cut Tower Facility will be located in Burke County, GA. The facility will be located on a leased parcel of property. The ground lease has been executed and the initial lease term is for five (5) years with five (5), five year automatic renewals (total 30 years) unless terminated by Alliance Towers prior to the renewal dates. Rent is Six Hundred Dollars ($600) per month with 10% escalation beginning on the anniversary of every five year term and commences upon the start of construction. Verizon Wireless is the anchor tenant. The Carrier Lease Agreement's rate will be at One Thousand Eight Hundred Dollars ($1800) per month with 3% escalation yearly. The initial term is for five (5) years with five (5), five (5) year automatic renewals (total 30 years) unless terminated by Verizon Wireless prior to the renewal dates. The Carrier Lease Agreement is currently in process at Verizon awaiting signature. Rent shall start upon the issuance of a building permit for construction of the facility which is currently scheduled in the 4th quarter of calendar year 2003.

     GEORGETOWN TOWER FACILITY

     The Georgetown Tower Facility will be located in Georgetown County, SC. The Facility will be located on a leased parcel of property owned by Georgetown County. The ground lease has been approved and the initial lease term is for ten
(10) years with nine (9), five (5) year terms (total 55 years) unless terminated by Alliance Towers prior to the renewal dates. Rent is $10 per year with no escalation. Georgetown County's Department of Emergency Services is the anchor tenant. The Department's Lease Agreement rate will be Seven Hundred Fifty
Dollars ($750) per month with 2% escalation per year. The initial term is for ten (10) years with four (4), five (5) year automatic renewals (30 year total) unless terminated by the County prior to the renewal period. The County's Lease Agreement is approved. Rent shall start upon the completion of construction of the facility which is currently scheduled in the 4th quarter of calendar year 2003.

     The tower facilities currently in development are guyed tower facilities with tower structures ranging between two hundred sixty feet (260ft.) and three hundred sixty feet (360 ft.) in height. Both the compound areas and towers are designed to accommodate 4 to 5 wireless carries. The only exceptions to this criteria is the Georgetown Facility, that is designed for 4 carries and the Georgetown County Emergency Service's equipment and the Line Facility that will have a 195 ft. monopole structure designed to accommodate three wireless carries.

     SITES IN SITE ACQUISITION AND LEASING PROCESS

     Alliance Towers is currently in the site acquisition and leasing process on twelve additional sites in Georgia. The sites are based upon the projected requirements for locations by Verizon, Cingular and other wireless carriers for the proposed 2004 network expansions. Alliance Towers currently has one lease option completed in Randolph County and one lease in negotiations in Webster County. Preliminary scouting and zoning reports have been prepared on all site area locations.

     We also anticipate offering tower management and marketing services to customers who may own tower facilities, but who may prefer to contract these services to others.

                                   MANAGEMENT

     Information concerning our current executive officers and directors is set forth in the following table:

NAME:                  AGE:     POSITION:
----------------       ----     -----------------------------------------------
Robert Sandburg        53       President, Chief Executive Officer and Director
Michael Delin          40       Chief Financial Officer and Director
David Norris           53       Director

     The following is a brief description of the background of the directors and executive officers of Alliance Towers.

     ROBERT SANDBURG. Mr. Robert Sandburg has served as President and Chief Executive Officer of Alliance Towers, Inc. since February 2003. Mr. Sandburg has over thirty-two years general management, engineering and construction experience with large multinational corporations, as well as companies in their early stages of development. Mr. Sandburg was the co-founder and a principal in two telecommunications businesses and was a Director of Site Development during the initial development and launch of services by Primeco Communications, now Verizon Wireless. Mr. Sandburg has experience in the implementation and development of management systems for start-up businesses. Prior to joining Alliance Towers, Inc, Mr. Sandburg co-founded and was Chief Operating Officer and Senior Vice President of RL Wireless, Inc. and Telecom Management Corporation. Both RL Wireless and Telecom Management provided development, engineering and construction services to the wireless communication industry. From November 1999 to January 2000 Mr. Sandburg was President of the Sandburg Group, a development and construction consulting firm. Prior to that, from May 1997 to November 1999, Mr. Sandburg was Senior Vice President and a principal of OPM-USA/American Tower Corporation. Mr. Sandburg was responsible for the operations of this tower development infrastructure company and the milestones set under the purchase agreement for the seventy million dollar sale of OPM-USA to American Tower. From June 1995 to April 1997, Mr. Sandburg held the position of Director of Site Development for Primeco Communications (currently Verizon Wireless) during its start-up and launch of PCS services in the southeast region. From May 1982 to October 1994, Mr. Sandburg held numerous management positions for Zurn/NEPCO, a wholly owned subsidiary of Zurn Industries. While at Zurn/NEPCO, Mr. Sandburg served as Project Manager, Manager of Estimating/Cost Control and Scheduling, Manager of Sales and Director of Business Development both national and international. From 1980 through 1982, Mr. Sandburg was Project Manager for GWI International overseeing the construction of the Metrorail mass transit project in Miami, FL. Prior to GWI International, Mr. Sandburg was Project Engineer from 1978 to 1980 for BOECON, the construction subsidiary of the Boeing Companies. From 1970 to 1978, Mr. Sandburg held engineering and management positions with Brown and Root Construction, J.A. Jones Construction and Keith and Schnars Engineering Corporation. Mr. Sandburg is licensed real estate agent in the state of Florida and sat on the Board of Directors for the Florida Business Roundtable.

     MICHAEL S. DELIN. Mr. Delin has served as Chief Financial Officer of Alliance Towers, Inc. since February 2003. Mr. Delin began his accounting career as an Assistant Accountant for Gulf and Bay Club Condominium Association, Inc. ("Gulf Club") in 1989. In March 2002, Mr. Delin was appointed as the lead Accountant of Gulf Club. Mr. Delin is also the sole proprietor and operator of an accounting and tax preparation service. Mr. Delin was appointed as a director, Chief Financial Officer and as Treasurer of Central Wireless, Inc. on June 28, 2002, in connection with the acquisition of assets from KRC. Effective March 5, 2003, Mr. Delin resigned as an officer and director of Central Wireless, Inc. Mr. Delin is a graduate of the University of South Florida with a Bachelor of Arts degree in Accounting.

     DAVID NORRIS. Mr. Norris became a Director of Alliance Towers, Inc. in September 2003. Mr. Norris is the Executive Vice President of Bottom Line Advisors Inc., a position he has held since August of 1997. Bottom Line Advisors is a private consulting firm that offers a variety of consulting, management and financing services. Bottom Line specializes in Corporate Governance, Mergers & Acquisitions and Sarbanes-Oxley compliance. Mr. Norris received his B.A. degree from SUNY at Oneonta and is a graduate of the Stonier Graduate School of Banking at Rutgers University.

DIRECTORS

     Our Board of Directors consists of three (3) seats. Directors serve for a term of one (1) year and stand for election at an annual meeting of stockholders. Pursuant to our Bylaws, a majority of directors may appoint a successor to fill any vacancy on the Board of Directors.

COMMITTEES

     Our Company does not currently have any committees of the Board of Directors.

COMPENSATION OF DIRECTORS

     Members of our Company's Board of Directors do not receive cash or share-based compensation.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other of our equity securities. Officers, directors and greater than 10% shareholders are required by Securities and Exchange regulations to furnish us copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

ITEM 10.  EXECUTIVE COMPENSATION

     The following table provides information about the compensation paid by our Company to its Chief Executive Officer and all other current executive officers who were serving as executive officers during fiscal years ended December 31, 2002, 2001 and 2000, respectively, and who received in excess of $100,000:

                                      ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                                      -------------------                           ----------------------
                                                                                  RESTRICTED     SECURITIES
                                                                  OTHER ANNUAL      STOCK        UNDERLYING      ALL OTHER
                                                                  COMPENSATION     AWARD(S)       OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION(S)     YEAR  SALARY ($)   BONUS ($)        ($)           ($)            (#s)            ($)
-------------------------------    ----  ----------   ---------   ------------    -----------     ----------   ------------
Earl T. Ingarfield(1)              2002         --         --             --            --          --               --
Former Chief Executive Officer,    2001         --         --             --            --          --               --
President and Chairman of the      2000         --         --             --            --          --               --
Board of Directors

---------------------

(1)  Mr.  Ingarfield  became Chief  Executive  Officer,  President  and Chairman of the Board of Directors in January  1999.
     Effective February 5, 2003, Mr. Ingarfield resigned as Chief Executive Officer,  President and Chairman of the Board of
     Directors.


                                             AGGREGATED OPTIONS/SAR EXERCISES
                                                  IN LAST FISCAL YEAR AND
                                            FISCAL YEAR END OPTIONS/SAR VALUES

                                                                            NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                        SHARES                             UNDERLYING UNEXERCISED        IN-THE-MONEY
                                     ACQUIRED ON             VALUE            OPTIONS/SAR'S AT         OPTIONS/SAR'S AT
             NAME                      EXERCISE           REALIZED ($)       FISCAL YEAR END(1)         FISCAL YEAR END
--------------------------------     -----------          ------------      ----------------------    --------------------
Earl T. Ingarfield                        --                  --            Exercisable:      --                  --
Former Chief Executive Officer,                                             Unexercisable:    --                  --
President and Chairman of the
Board of Directors
---------------------------------

(1)  Mr.  Ingarfield  became Chief  Executive  Officer,  President and Chairman of the Board of Directors in January 1999.
     Effective February 5, 2003, Mr. Ingarfield  resigned as Chief Executive Officer,  President and Chairman of the Board
     of Directors.

                                                            27

                                                 OPTION/SAR GRANTS TABLE

                                                            % TOTAL
                                  NO. OF SECURITIES      OPTIONS/SAR'S
                                      UNDERLYING          GRANTED TO
                                    OPTIONS/SAR'S         EMPLOYEES IN        EXERCISE OR BASE PRICE
             NAME                    GRANTED (#)         FISCAL YEAR (%)          ($ PER SHARE)           EXPIRATION DATE
-------------------------------   -----------------      ---------------      ----------------------      ---------------
Earl T. Ingarfield                         --                 N/A                      N/A                         N/A
Former Chief Executive Officer,
President and Chairman of the
Board of Directors
---------------------------------

(1)  Mr.  Ingarfield  became Chief  Executive  Officer,  President and Chairman of the Board of Directors in January 1999.
     Effective February 5, 2003, Mr. Ingarfield  resigned as Chief Executive Officer,  President and Chairman of the Board
     of Directors.

STOCK OPTION PLAN

     At the present time, the Company does not have a stock option plan in place.

EMPLOYMENT AGREEMENTS

     At the present time, the Company has not entered into employment agreements with Mr. Sandburg or Mr. Delin.

COMMITTEES

     AUDIT COMMITTEE. Currently, Alliance Towers has not established an Audit Committee.

     COMPENSATION COMMITTEE. Currently, Alliance Towers has not established a Compensation Committee.


                             DESCRIPTION OF PROPERTY

     Currently our corporate headquarters are located at 4333 South Tamiami Trail, Suite F, Sarasota, Florida 34321. Our corporate headquarters occupies about 300 square feet pursuant to a month-to-month lease, which can be terminated upon 60 days prior notice.


                                LEGAL PROCEEDINGS

     None.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of December 19, 2003, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) the directors, (iii) each executive officer and (iv) all directors and executive officers as a group.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                    COMMON STOCK BENEFICIALLY OWNED
                                          ---------------------------------------------------
NAME AND ADDRESS
  OF BENEFICIAL OWNER:                    TITLE OF CLASS:           NUMBER         PERCENT(1)
-----------------------------------       ---------------        ------------      ----------
Robert Sandburg                           Common                 270,000,000         23.77%
  4333 S. Tamiami Trail, Suite F
  Sarasota, FL 34231

Michael Delin                             Common                  30,000,000          2.64%
  4333 S. Tamiami Trail, Suite F
  Sarasota, FL 34231

Kenneth Brand                             Common                 260,000,000         22.89%
  4333 S. Tamiami Trail, Suite E
  Sarasota, FL 34231

Central Wireless Inc.                     Common                 100,000,000          8.81%
  4333 S. Tamiami Trail, Suite E
  Sarasota, FL 34231

All Officers and Directors as a           Common                 300,000,000         26.42%
  Group (Consisting of 2
  Individuals)

------------

(1)  Applicable  percentage  of ownership is based on  1,135,672,000  shares of common stock
     outstanding  as  of  December  19,  2003,  together  with  securities   exercisable  or
     convertible  into shares of common  stock  within 60 days of December 19, 2003 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities  exercisable  or  convertible  into shares of common stock that are currently exercisable or exercisable within 60 days of December 19, 2003 are deemed to be beneficially  owned by the person holding such options for the purpose of  computing  the  percentage  of  ownership  of such  person,  but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                                             29


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the years ended December 31, 1999 and 2000, Alliance Towers loaned $707,152 to Earl T. Ingarfield, Alliance Towers' former President and to companies controlled by the former President. The loans were unsecured, interest bearing at 8% and due upon demand. During the years December 31, 2000 and 2001, the former President repaid $144,000 and $73,276, respectively of the amounts due to Alliance Towers. On March 16, 2001, the former President returned 3,000,000 shares of common stock originally valued at $0.02 per share for total consideration of $62,500. This amount was deducted from the amount due to Alliance Towers. In 2001, Alliance Towers determined that the former President no longer had the ability to repay the loan. Accordingly, Alliance Towers recognized $457,217 of bad debt expense which represented principal of $427,377 and accrued interest of $29,840.

     As of December 31, 2002 and 2001, Alliance Towers had a note payable-related party with a balance of $95,150. This note payable had an annual interest rate of 8%, was unsecured, and was due on demand. As of December 31, 2002 and 2001, Alliance Towers had received proceeds in the amounts of $95,150 and $0, respectively. As of December 31, 2002 and 2001, this note had accrued interest of $12,617 and $5,005, respectively.

     On January 11, 2001, we issued 3,540,000 shares of common stock valued at $0.02 per share for services. These shares were issued to the controller and two employees of Alliance Towers.

     On February 6, 2001, we issued 850,800 shares of common stock valued at $0.02 per share for services. These shares were issued to Alliance Towers' former President.

     On March 16, 2001, we cancelled 3,000,000 shares of common stock valued at $0.02 per share and reduced accounts receivables from Lido Capital Corporation, which was owned by our former President.

     During the years ended December 31, 2002, we accrued $50,000 for the accounting and management services provided by a former officer and significant stockholder of Alliance Towers.

     During the year ended December 31, 2002, our former President and CEO paid $900 of expenses on behalf of Alliance Towers. The amount is not accruing interest and is payable on demand.

     As of December 31, 2002 and 2001, Alliance Towers had a related party note payable with an outstanding balance of $95,150. This note payable accrues interest at 8% per annum, is unsecured, and is due on demand. As of December 31, 2002 and 2001, this note had accrued interest of $12,617 and $5,005, respectively.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

     Our Company's common stock began trading on the "pink sheets" on November 16, 1999, under the symbol "AUUI" and was changed to "ALLC" on March 15, 2003. The Company's high and low bid prices by quarter during 2000, 2001, 2002 and 2003 are as follows:

                                                     CALENDAR YEAR 2000(1)
                                                   ------------------------
                                                   HIGH BID         LOW BID
                                                   --------         -------

   First Quarter                                     None             None
   Second Quarter                                    None             None
   Third Quarter                                     None             None
   Fourth Quarter                                   $1.50            $0.01


                                                     CALENDAR YEAR 2001(1)
                                                   ------------------------
                                                   HIGH BID         LOW BID
                                                   --------         -------

   First Quarter                                    $1.50            $0.06
   Second Quarter                                   $1.50            $0.06
   Third Quarter                                    $1.50            $0.06
   Fourth Quarter                                   $0.10            $0.08


                                                     CALENDAR YEAR 2002(2)
                                                   ------------------------
                                                   HIGH BID         LOW BID
                                                   --------         -------

   First Quarter                                    $0.10            $0.09
   Second Quarter                                   $0.15            $0.10
   Third Quarter                                    $0.15            $0.05
   Fourth Quarter                                   $0.15            $0.01


                                                     CALENDAR YEAR 2003(3)
                                                   ------------------------
                                                   HIGH BID         LOW BID
                                                   --------         -------

   First Quarter                                    $0.04            $0.02
   Second Quarter                                   $0.04            $0.04
   Third Quarter                                    $0.05            $0.01
   Fourth Quarter (October - December 19)           $0.06            $0.02


-------------------------

(1)  These  quotations  reflect  inter-dealer  prices,  without retail  mark-up,
     mark-down  or  commission,   and  may  not  necessarily   represent  actual
     transactions.

HOLDERS OF COMMON STOCK

     On December 19, 2003, our Company had approximately 76 shareholders of record.

DIVIDENDS

     We have not paid dividends in the past on any class of stock and we do not anticipate paying dividends in the foreseeable future.

SALES OF UNREGISTERED SECURITIES

     On June 10, 2000, we issued 36,720,000 shares of common stock valued at $0.02 per share for cash. At December 31, 2000, we have received $261,940 and we had a stock subscription receivable for $500,000.

     On September 21, 2000, we issued 21,600,000 shares of common stock valued at $0.02 per share for cash. We received $450,000 and paid stock offering costs of $60,000.

     On October 19, 2000, we issued 601,200 shares of common stock valued at $0.02 per share for cash and received $12,525.

     On October 31, 2000, we issued 240,000 shares of common stock valued at $0.02 per share for cash and received $5,000.

     On January 11, 2001, we issued 3,540,000 shares of common stock to a related party valued at $0.02 per share for the services.

     On February 6, 2001, we issued 850,800 shares of common stock valued at $0.02 per share for services.

     On February 6, 2001, we cancelled 3,540,000 shares of common stock previously issued to a related party valued at $0.02 per share and reduced the stock subscription receivable.

     On March 16, 2001, we cancelled 3,000,000 shares of common stock previously issued to a related party valued at $0.02 per share and reduced a note receivable from a related party.

     On September 7, 2001, we cancelled 20,460,000 shares of common stock previously issued at $0.02 per share and reduced our stock subscription receivable.

     On June 11, 2002, we sold 5,520,000 shares of common stock for $60,000 in cash and a $55,000 stock subscription receivable at $0.02 per share. The receivable was collected in full on July 9, 2002.

     On June 26, 2002, we repurchased and cancelled 2,400,000 shares of common stock for $50,000, at $0.02 per share.

     With respect to the sale of unregistered securities referenced above, these transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Regulation D promulgated thereunder. In each instance, the purchaser had access to sufficient information regarding our Company so as to make an informed investment decision.

                            DESCRIPTION OF SECURITIES

     Below  is  a  description  of  Alliance  Towers'  outstanding   securities,
including common stock, preferred stock, options, warrants and debt.

COMMON STOCK

     Alliance Towers' Articles of Incorporation authorizes the issuance of 5,000,000,000 shares of common stock, par value $0.0001 per share. As of December 19, 2003, Alliance Towers had 1,135,672,000 shares of common stock issued and outstanding. Each share of Alliance Towers' common stock entitles the holder to one vote on each matter submitted to a vote of shareholders, including the election of directors. There is no cumulative voting. The holders of Alliance Towers' common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. Holders of Alliance Towers' common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to Alliance Towers' common stock. In the event of liquidation, dissolution or winding up Alliance Towers, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities.

PREFERRED STOCK

     Alliance Towers' Articles of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, par value $0.001 per share. As of December 19, 2003, Alliance Towers had no issued and outstanding preferred stock. The preferred stock may be issued in one or more series, from time to time, with each such series to have such designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions of our Articles of Incorporation.

OPTIONS, WARRANTS, OTHER CONVERTIBLE SECURITIES

     OPTIONS: As of December 19, 2003, Alliance Towers had no outstanding options.

     WARRANTS: As of December 19, 2003, Alliance Towers had no outstanding warrants.

     CONVERTIBLE DENTURES: As of December 1, 2003, Alliance Towers issued a convertible debenture in the principal amount of $490,000. The convertible debenture has a three-year term, accrues interest at 5% and is convertible into shares of Alliance Towers' common stock at a conversion price equal to 100% of the lowest closing bid price of our common stock for the three trading days immediately preceding a conversion date.

TRANSFER AGENT

     Alliance Towers' transfer agent is Transfer Online, Inc., 227 S. W. Pine Street, Suite 300, Portland, Oregon 97204. Its telephone number is (503) 227-2950.

LIMITATION OF LIABILITY: INDEMNIFICATION

     Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of Alliance Towers to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of Alliance Towers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Alliance Towers pursuant to the foregoing, or otherwise, Alliance Towers has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

     AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our capital stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Alliance Towers that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Alliance Towers' Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

                                     EXPERTS

     The financial statements for the year ended December 31, 2002 included in the Prospectus have been audited by HJ & Associates, LLC independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding Alliance Towers' ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

     Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered hereby for us.

                           HOW TO GET MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                              ALLIANCE TOWERS, INC.
                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

Financial Statements as of September 30, 2003 (Unaudited)

  Balance Sheet as of September 30, 2003................................... F-3

  Statements of Operations for the Three-Month And Nine-Month
    Periods Ended September 30, 2003 and From Inception on
    December 3, 2002 Through September 30, 2003..........................   F-4

  Statements of Stockholders' Equity (Deficit) From Inception
    on December 3, 2002 Through September 30, 2003.......................   F-5

  Statements of Cash Flows for the Nine Months Ended
    September 30, 2003 and From Inception on December 3,
    2002 Through September 30, 2003......................................   F-6

  Notes to the Financial Statements for September 30, 2003
    and December 31, 2002................................................   F-8

Financial Statements as of December 31, 2002 and 2001

  Independent Auditors' Report...........................................   F-12

  Balance Sheet as of December 31, 2002..................................   F-13

  Statements of Operations for the Years Ended December 31,
    2002 and 1001 and From Inception on July 10, 1997
    Through December 31, 2002............................................   F-14

  Statements of Stockholders' Equity (Deficit) From Inception on
    July 10, 1997 Through December 31, 2002..............................   F-15

  Statements of Cash Flows for the Years Ended December 31,
    2002 and 2001 and From Inception on July 10, 1997
    Through December 31, 2002............................................   F-17

  Notes to the Financial Statements......................................   F-19

                              ALLIANCE TOWERS, INC.
                         (FORMERLY USWEBAUCTIONS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                    SEPTEMBER 30, 2003 AND DECEMBER 31, 2002

                                           ALLIANCE TOWERS, INC.
                                      (Formerly USWEBAUCTIONS, INC.)
                                       (A Development Stage Company)
                                              Balance Sheets

                                         ASSETS
                                         ------
                                                                           September 30,     December 31,
                                                                               2003             2002
                                                                            ------------     ------------
                                                                            (Unaudited)
CURRENT ASSETS
  Cash                                                                      $        63      $         -
  Deposits                                                                       10,000                -
                                                                            ------------     ------------
    Total Current Assets                                                         10,063                -
                                                                            ------------     ------------
LONG-TERM ASSETS

  Constructed assets in progress                                                 25,500                -
  Note receivable                                                                10,400                -
                                                                            ------------     ------------
    Total Long-Term Assets                                                       35,900                -
                                                                            ------------     ------------
    TOTAL ASSETS                                                            $    45,963      $         -
                                                                            ============     ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                     ----------------------------------------------

CURRENT LIABILITIES
  Accounts payable                                                          $    58,205      $     3,550
  Accounts payable - related party                                              105,005                -
  Deferred compensation                                                          77,250                -
  Note payable                                                                   59,900                -
  Note payable - related party                                                   95,150                -
  Interest payable                                                                2,209                -
  Interest payable - related party                                               18,324                -
                                                                            ------------     ------------
    Total Current Liabilities                                                   416,043            3,550
                                                                            ------------     ------------
STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred  stock  authorized:  10,000,000  preferred  shares at
    $0.001 par value; -0- shares issued and outstanding                               -                -
  Common  stock   authorized:  5,000,000,000   common   shares
    at  $0.001  par  value; 1,135,672,000 and 1,036,000,000
  shares issued and outstanding, respectively                                 1,135,672        1,036,000
  Additional paid-in capital (deficit)                                       (1,302,722)      (1,029,190)
  Deficit accumulated during the development stage                             (203,030)         (10,360)
                                                                            ------------     ------------
    Total Stockholders' Equity (Deficit)                                       (370,080)          (3,550)
                                                                            ------------     ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                    $    45,963      $         -
                                                                            ============     ============

                The accompanying notes are an integral part of these financial statements.

                                                   F-3

                                   ALLIANCE TOWERS, INC.
                               (Formerly USWEBAUCTIONS, INC.)
                               (A Development Stage Company)
                                  Statements of Operations
                                        (Unaudited)

                                                                                 From
                                                                             Inception on
                                                                              December 3,
                                          For the Three     For the Nine         2002
                                          Months Ended      Months Ended        Through
                                          September 30,    September 30,     September 30,
                                              2003              2003             2003
                                         --------------    -------------     -------------
REVENUES                                 $            -    $            -     $         -
                                         ---------------   ---------------    ------------

OPERATING EXPENSES
  Professional fees                               33,139            50,474           54,024
  Consulting expenses                             15,000            42,500           49,310
  Payroll expenses                                25,500            77,250           77,250
  General and administrative                       1,291            14,475           14,475
                                         ---------------   ---------------    ------------
    Total Operating Expenses                      74,930           184,699          195,059
                                         ---------------   ---------------    ------------
LOSS FROM OPERATIONS                            (74,930)         (184,699)        (195,059)
                                         ---------------   ---------------    ------------
OTHER EXPENSES
  Interest expense                               (3,258)           (7,971)          (7,971)
                                         ---------------   ---------------    ------------
    Total Other Expenses                         (3,258)           (7,971)          (7,971)
                                         ---------------   ---------------    ------------

NET LOSS                                 $      (78,188)   $     (192,670)    $  (203,030)
                                         ===============   ===============    ============

BASIC LOSS PER SHARE                     $        (0.00)   $        (0.00)
                                         ===============   ===============

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING                             1,135,672,000     1,119,607,648
                                         ===============   ===============



Note:   Thecomparative  income statements for the three and nine months ended September 30,
        2002 are not  presented  because  the  inception  date is  December  3,  2002.

        The accompanying notes are an integral part of these financial statements.

                                            F-4

                                                    ALLIANCE TOWERS, INC.
                                               (Formerly USWEBAUCTIONS, INC.)
                                                (A Development Stage Company)
                                        Statements of Stockholders' Equity (Deficit)
                                From Inception on December 3, 2002 Through September 30, 2003

                                                                                                                  Deficit
                                                                                                                Accumulated
                                                                  Common Stock                 Additional       During the
                                                          ------------------------------    Paid-in Capital     Development
                                                             Shares             Amount         (Deficit)           Stage
                                                          -------------       ----------    ---------------     -----------
Balance at inception on December 3, 2002                              -       $        -      $         -        $       -

December 2002, common stock issued for consulting
  fees                                                    1,036,000,000        1,036,000       (1,029,190)               -

Net loss for the year ended December 31, 2002                         -                -                -          (10,360)
                                                          -------------       ----------      ------------       ----------

Balance, December 31, 2002                                1,036,000,000        1,036,000       (1,029,190)         (10,360)

Contributed capital by shareholder for payment of
  accounts payable (unaudited)                                        -                -            3,550                -

February 13, 2003, recapitalization (unaudited)              99,672,000           99,672         (277,082)               -

Net loss for the nine months ended September 30,
  2003 (unaudited)                                                    -                -                -         (192,670)
                                                          -------------       ----------      ------------       ----------

Balance, September 30, 2003 (unaudited)                   1,135,672,000       $1,135,672      $(1,302,722)       $(203,030)
                                                          =============       ==========      ============       ==========


                         The accompanying notes are an integral part of these financial statements.

                                                            F-5

                                                    ALLIANCE TOWERS, INC.
                                               (Formerly USWEBAUCTIONS, INC.)
                                                (A Development Stage Company)
                                                  Statements of Cash Flows
                                                         (Unaudited)
                                                                                                                  From
                                                                                                For the       Inception on
                                                                                              Nine Months      December 3,
                                                                                                Ended         2002 Through
                                                                                             September 30,    September 30,
                                                                                                 2003             2003
                                                                                             -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                                    $  (192,670)     $  (203,030)
  Adjustments to reconcile net loss to net cash used by operating activities:
    Issuance of common stock for consulting fees                                                        -            6,810
  Changes in operating assets and liabilities:
    (Increase) in deposits                                                                        (10,000)         (10,000)
    (Increase) in note receivable                                                                 (10,400)         (10,400)
    Increase in accounts payable and accounts payable - related party                              93,567           97,117
    Increase in deferred compensation                                                              77,250           77,250
    Increase in interest payable and interest payable - related party                               7,916            7,916
                                                                                              ------------     ------------
      Net Cash Used by Operating Activities                                                       (34,337)         (34,337)
                                                                                              ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in constructed assets in progress                                                    (25,500)         (25,500)
                                                                                              ------------     ------------
      Net Cash Used by Investing Activities                                                       (25,500)         (25,000)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from note payable                                                                       59,900           59,900
                                                                                              ------------     ------------
      Net Cash Provided by Financing Activities                                                    59,900           59,900

NET INCREASE (DECREASE) IN CASH                                                                        63               63

CASH AT BEGINNING OF PERIOD                                                                             -                -
                                                                                              ------------     ------------

CASH AT END OF PERIOD                                                                         $        63      $        63
                                                                                              ============     ============


Note:   The comparative  statement of cash flows for the nine months ended  September 30, 2002 is not presented  because the inception date is December 3, 2002.

                         The accompanying notes are an integral part of these financial statements.

                                                            F-6

                                                    ALLIANCE TOWERS, INC.
                                               (Formerly USWEBAUCTIONS, INC.)
                                                (A Development Stage Company)
                                            Statements of Cash Flows (Continued)
                                                         (Unaudited)

                                                                                                             From Inception
                                                                                                             on December 3,
                                                                                             For the Nine         2002
                                                                                             Months Ended        Through
                                                                                             September 30,    September 30,
                                                                                                 2003             2003
                                                                                             -------------   --------------
SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAYMENTS FOR:
  Interest                                                                                    $         -      $         -
  Income taxes                                                                                $         -      $         -

SCHEDULE OF NON-CASH FINANCING ACTIVITIES:
  Recapitalization
  Common stock issued for consulting fees                                                     $  (177,410)     $  (177,410)
  Contributed capital by shareholder for payment of accounts payable                          $         -      $     6,810
                                                                                              $     3,550      $     3,550


Note:   The comparative  statement of cash flows for the nine months ended  September 30, 2002 is not presented  because the inception date is December 3, 2002.

                         The accompanying notes are an integral part of these financial statements.

                                                            F-7

                              ALLIANCE TOWERS, INC.
                         (Formerly USWEBAUCTIONS, INC.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                    September 30, 2003 and December 31, 2002

NOTE 1 - BASIS OF FINANCIAL STATEMENT PRESENTATION

The accompanying unaudited financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim financial statements be read in conjunction with the Company's most recent audited financial statements and notes thereto included in its December 31, 2002 Annual Report on Form 10-KSB. Operating results for the nine months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital through sales of common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                              ALLIANCE TOWERS, INC.
                         (Formerly USWEBAUCTIONS, INC.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                    September 30, 2003 and December 31, 2002

NOTE 3 - MATERIAL EVENTS

On January 31, 2003, the Company approved a 12-for-1 stock split. All references to common stock and additional paid-in capital have been retroactively restated to reflect the split.

On February 4, 2003, the Company amended its articles of incorporation to increase the authorized number of common shares to 5,000,000,000.

On February 4, 2003, the Company also changed its name to Alliance Towers, Inc., in connection with the February 13, 2003, acquisition of Alliance Towers, Inc., a private company.

On February 13, 2003, the Company and Alliance Tower, Inc. (Alliance), completed a Share Exchange Agreement whereby the Company issued one billion thirty-six million (1,036,000,000) shares of its common stock in exchange for all of the outstanding common stock of Alliance. Immediately prior to the Share Exchange Agreement, the Company had 99,672,000 shares of common stock issued and outstanding. The acquisition was accounted for as a recapitalization of Alliance because the shareholders of Alliance controlled the Company after the acquisition was completed. Alliance was treated as the acquiring entity for accounting purposes and Alliance Towers, Inc. (Formerly USWEBAUCTIONS, INC.), was the surviving entity for legal purposes. Immediately following the acquisition, all prior officers and directors of the Company resigned. The new officers and Board of Directors consist of the management of the acquired Alliance Tower, Inc.

During the period ended September 30, 2003, the Company entered into several notes payable totaling $59,900 at 9% interest with terms of one year.

During the period ended September 30, 2003, the Company entered into seven letters of intent for the Company to lease ground and tower space to lessees for installation of equipment and antennas at its tower facilities for an initial lease term of 5 years with five 5-year extensions. Rent will be $1,750 monthly with 3% escalation yearly. One years rent will be required in advance. Rent will commence upon the completion of construction of the tower facilities.

As of September 30, 2003, the Company recorded site acquisition deposits totaling $10,000 relating to the tower facilities.

During the period ended September 30, 2003, the Company recorded constructed assets in progress totaling $25,500 relating to the tower facilities.

During the period ended September 30, 2003, the Company entered into two lease agreements for the Company to lease ground for an initial lease term of 5 years with five 5 year extensions. Rent of $500 will be paid monthly with 10% escalation beginning on the anniversary of every 5 year term. Rent will commence upon the start of construction of the tower facilities.

During June 2003, the Company entered into an agreement to loan $100,000 to a broadband service provider at 8.25% interest annually with 24 equal monthly payments of $4,534 plus 5% of gross revenues of the broadband services in conjunction with and starting at the same time as the beginning of the payments and continuing for 5 years. Payments will begin six months after launching of service. As of September 30, 2003, the total amount loaned to the broadband service provider is $10,400.

                              ALLIANCE TOWERS, INC.
                         (Formerly USWEBAUCTIONS, INC.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                    September 30, 2003 and December 31, 2002

NOTE 4 - RELATED PARTY TRANSACTIONS

ACCOUNTS PAYABLE

As of September 30, 2003, the Company owed a former officer and significant stockholder of the Company $50,000 for accounting and management services provided during the year ended December 31, 2002.

As of September 30, 2003, the Company owed the president and CEO of the Company $900 for expenses paid on behalf of the Company during the year ended December 31, 2002. The amount is not accruing interest and is payable on demand.

As of September 30, 2003, the Company owed the president and CEO of the Company and a significant stockholder of the Company $11,605 and $42,500 for expenses paid on behalf of the Company and consulting services provided during the period, respectively. The amounts are not accruing interest and are payable on demand.

NOTES PAYABLE AND INTEREST PAYABLE - RELATED PARTY

As of September 30, 2003, the Company had a related party note payable with an outstanding balance of $95,150. This note payable accrues interest at 8% per annum, is unsecured, and is due on demand. As of September 30, 2003 and December 31, 2002, this note had accrued interest of $18,324 and $12,617, respectively.

NOTE 5 - SUBSEQUENT EVENTS

Subsequent to the quarter ended September 30, 2003, the Company entered into one letter of intent for the Company to lease ground and tower space to lessee for installation of equipment and antennas at its tower facility for an initial lease term of 5 years with five 5-year extensions. Rent will be $1,750 monthly with 3% escalation yearly. One years rent will be required in advance. Rent will commence upon the completion of construction of the tower facility.

Subsequent to the quarter ended September 30, 2003, the Company entered into one lease agreement for the Company to lease ground for an initial lease term of 5 years with five 5 year extensions. Rent of $600 will be paid monthly with 10% escalation beginning on the anniversary of every 5 year term. Rent will commence upon the start of construction of the tower facilities.

                              ALLIANCE TOWERS, INC.
                         (FORMERLY USWEBAUCTIONS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)


                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors
Alliance Towers, Inc.
(Formerly USWEBAUCTIONS, INC.)
(A Development Stage Company)
Sarasota, Florida

We have audited the accompanying balance sheet of Alliance Towers, Inc. (formerly USWEBAUCTIONS, INC.) (a development stage company) as of December 31, 2002 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2002 and 2001 and from inception on July 10, 1997 through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alliance Towers, Inc. (formerly USWEBAUCTIONS, INC.) (a development stage company) as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 and from inception on July 10, 1997 through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses from operations raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



HJ & Associates, LLC
Salt Lake City, Utah
April 21, 2003

                              ALLIANCE TOWERS, INC.
                         (FORMERLY USWEBAUCTIONS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                                                                    December 31,
                                                                        2002
                                                                   -------------
                           ASSETS
                           ------

CURRENT ASSETS

  Cash                                                             $          -
                                                                   -------------

    TOTAL ASSETS                                                   $          -
                                                                   =============

      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
      ----------------------------------------------

CURRENT LIABILITIES

  Accounts payable                                                 $     18,743
  Accounts payable - related party (Note 5)                              50,900
  Note payable - related party (Note 5)                                  95,150
  Interest payable - related party (Note 5)                              12,617
                                                                   -------------

    Total Current Liabilities                                           177,410
                                                                   -------------

STOCKHOLDERS' EQUITY (DEFICIT)

  Preferred stock authorized: 10,000,000 preferred shares at
    $0.001 par value; -0- shares issued and outstanding                       -
  Common stock authorized: 5,000,000,000 common shares at
    $0.001 par value; 99,672,000 shares issued and
    outstanding                                                          99,672
  Additional paid-in capital                                            668,828
  Deficit accumulated during the development stage                     (945,910)
                                                                   -------------

    Total Stockholders' Equity (Deficit)                               (177,410)
                                                                   -------------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)           $          -
                                                                   =============

   The accompanying notes are an integral part of these financial statements.

                                          ALLIANCE TOWERS, INC.
                                      (Formerly USWEBAUCTIONS, INC.)
                                      (A Development Stage Company)
                                         Statements of Operations

                                                                                                From
                                                                     For the                Inception on
                                                                   Years ended             July 10, 1997
                                                                   December 31,               Through
                                                          ------------------------------    December 31,
                                                               2002             2001            2002
                                                           -----------      ------------   --------------
REVENUES                                                   $         -      $          -     $        -
                                                           ------------     -------------    -----------

EXPENSES
  Bad debt - stock subscriptions receivables                         -            23,333         23,333
  Bad debt - related party                                           -           457,217        457,217
  General and administrative                                    81,838           223,813        505,916
                                                           ------------     -------------    -----------
    Total Expenses                                              81,838           704,363        986,466
                                                           ------------     -------------    -----------

  Loss from operations                                         (81,838)         (704,363)      (986,466)
                                                           ------------     -------------    -----------

OTHER (EXPENSE) INCOME
  Interest expense                                              (7,612)           (5,005)       (12,617)
  Interest income                                                    -                 -         53,173
                                                           ------------     -------------    -----------
    Total Other (Expense) Income                                (7,612)           (5,005)        40,556
                                                           ------------     -------------    -----------

NET LOSS                                                   $   (89,450)     $   (709,368)    $ (945,910)
                                                           ============     =============    ===========

BASIC LOSS PER SHARE                                       $     (0.00)     $      (0.01)
                                                           ============     =============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING               98,385,863       111,348,060
                                                           ============     =============


                The accompanying notes are an integral part of these financial statements.

                                                  F-14

                                                    ALLIANCE TOWERS, INC.
                                               (Formerly USWEBAUCTIONS, INC.)
                                                (A Development Stage Company)
                                        Statements of Stockholders' Equity (Deficit)
                                  From Inception on July 10, 1997 Through December 31, 2002

                                                                                                                Deficit
                                                                                                               Accumulated
                                                        Common Stock            Additional       Stock          During the
                                                ---------------------------      Paid-In      Subscription     Development
                                                   Shares          Amount        Capital       Receivable        Stage
                                                -----------     -----------     ----------    ------------     -----------
Balance at inception on July 10, 1997                     -     $         -    $          -   $          -     $         -

Common stock issued for services                 60,000,000          60,000         (58,000)             -               -

Net loss from inception on July 10, 1997
  to December 31, 1997                                    -               -               -              -          (2,000)
                                                -----------     -----------    -------------  -------------    ------------

Balance, December 31, 1997                       60,000,000          60,000         (58,000)             -          (2,000)

Net loss for the year ended December 31,
  1998                                                    -               -               -              -               -
                                                -----------     -----------    -------------  -------------    ------------

Balance, December 31, 1998                       60,000,000          60,000         (58,000)             -          (2,000)

Net loss for the year ended December 31,
  1999                                                    -               -               -              -               -
                                                -----------     -----------    -------------  -------------    ------------

Balance, December 31, 1999                       60,000,000          60,000         (58,000)             -          (2,000)

Common stock issued for cash at $0.02 per
  share on June 10, 2000                         36,720,000          36,720         728,280       (500,000)              -

Common  stock  issued for cash at $0.02 per
  share on September 21, 2000                    21,600,000          21,600         428,400              -               -

Stock offering costs                                      -               -         (60,000)             -               -

Common  stock  issued for cash at $0.02 per
  share on October 19, 2000                         601,200             601          11,924              -               -

Common  stock  issued for cash at $0.02 per
  share on October 31, 2000                         240,000             240           4,760              -               -

Net loss for the year ended December 31,
  2000                                                    -               -               -              -        (145,092)
                                                -----------     -----------    -------------  -------------    ------------

Balance, December 31, 2000                      119,161,200     $   119,161    $  1,055,364   $   (500,000)    $  (147,092)
                                                -----------     -----------    -------------  -------------    ------------


                         The accompanying notes are an integral part of these financial statements.

                                                            F-15

                                                    ALLIANCE TOWERS, INC.
                                               (FORMERLY USWEBAUCTIONS, INC.)
                                                (A DEVELOPMENT STAGE COMPANY)
                                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)
                                  FROM INCEPTION ON JULY 10, 1997 THROUGH DECEMBER 31, 2002

                                                                                                                Deficit
                                                                                                              Accumulated
                                                       Common Stock             Additional        Stock        During the
                                                ---------------------------      Paid-In       Subscription    Development
                                                  Shares           Amount         Capital        Receivable      Shares
                                                -----------     -----------    ------------   -------------   ------------
Balance, December 31, 2000                      119,161,200     $   119,161    $  1,055,364   $   (500,000)   $   (147,092)

Common  stock   issued   for   services  to
  related parties  at $0.02   per  share on
  January 11, 2001                                3,540,000           3,540          70,210              -               -

Common   stock   issued  for   services  to
  related  parties  at $0.02  per  share on
  February 6, 2001                                  850,800             851          16,874              -               -

Cancellation  of stock at $0.02  per  share
  on February 6, 2001                            (3,540,000)         (3,540)        (70,210)        73,750               -

Cancellation  of stock from related parties
  at $0.02 per share on March 16, 2001           (3,000,000)         (3,000)        (59,500)             -               -

Cancellation  of stock at $0.02  per  share
  on September 7, 2001                          (20,460,000)        (20,460)       (405,790)       426,250               -

Net loss for the year  ended  December  31,
  2001                                                    -               -               -              -        (709,368)
Z                                                ------------    ------------   -------------  -------------   -------------

Balance, December 31, 2001                       96,552,000          96,552         606,948              -        (856,460)

Common  stock  issued for cash at $0.02 per
  share on June 11, 2002                          5,520,000           5,520         109,480        (55,000)              -

Cancellation  of stock at $0.02  per  share
  on June 26, 2002                               (2,400,000)         (2,400)        (47,600)             -               -

Collection     on    stock     subscription
  receivable on July 9, 2002                              -               -               -         55,000               -

Net loss for the year  ended  December  31,
  2002                                                    -               -               -              -         (89,450)
                                                ------------    ------------   -------------  -------------   -------------

Balance, December 31, 2002                       99,672,000     $    99,672    $    668,828   $          -    $   (945,910)
                                                ============    ============   =============  =============   =============


                         The accompanying notes are an integral part of these financial statements.

                                                            F-16

                                                    ALLIANCE TOWERS, INC.
                                                (FORMERLY USWEBAUCTIONS, INC.)
                                                (A DEVELOPMENT STAGE COMPANY)
                                                   STATEMENTS OF CASH FLOWS


                                                                                                                  From
                                                                                       For the                Inception on
                                                                                     Years ended              July 10, 1997
                                                                                     December 31,                Through
                                                                             -----------------------------     December 31,
                                                                                2002              2001             2002
                                                                             -----------      ------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                   $  (89,450)      $  (709,368)     $  (945,910)
  Adjustments  to  reconcile  net  loss to net cash  used by  operating activities:
    Bad debt - related party                                                          -           457,217          457,217
    Bad debt - stock subscription receivable                                          -            23,333           23,333
    Issuance of stock for services                                                    -            91,475           93,474
  Changes in operating assets and liability accounts:
    (Increase) decrease in interest receivable                                        -                 -          (53,173)
    Increase (decrease) in accounts payable                                     (34,062)          (23,183)          18,743
    Increase in accounts payable - related party                                 50,900                 -           50,900
    Increase in interest payable - related party                                  7,612             5,005           12,617
                                                                             -----------      ------------     ------------
      Net Cash Used by Operating Activities                                     (65,000)         (155,521)        (342,799)
                                                                             -----------      ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash loaned on notes receivable - related party                                     -                 -         (707,152)
  Repayment of notes receivable - related party                                       -            73,276          217,276
                                                                             -----------      ------------     ------------
    Net Cash Provided (Used) by Investing Activities                                  -            73,276         (489,876)
                                                                             -----------      ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Change in bank overdraft                                                            -           (12,905)               -
  Proceeds from cash on note payable - related party                                  -            95,150           95,150
  Stock offering costs                                                                -                 -          (60,000)
  Repurchase and cancellation of common stock                                   (50,000)                -          (50,000)
  Issuance of stock for cash                                                    115,000                 -          847,525
                                                                             -----------      ------------     ------------
    Net Cash Provided by Financing Activities                                    65,000            82,245          832,675
                                                                             -----------      ------------     ------------

NET (DECREASE) IN CASH                                                                -                 -                -

CASH AT BEGINNING OF PERIOD                                                           -                 -                -
                                                                             -----------      ------------     ------------

CASH AT END OF PERIOD                                                        $        -       $         -      $         -
                                                                             ===========      ============     ============


                          The accompanying notes are an integral part of these financial statements.

                                                            F-17

                                     ALLIANCE TOWERS, INC.
                                 (FORMERLY USWEBAUCTIONS, INC.)
                                 (A DEVELOPMENT STAGE COMPANY)
                              STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                    From
                                                               For the           Inception on
                                                             Years ended        July 10, 1997
                                                            December 31,            Through
                                                    -------------------------    December 31,
                                                      2002            2001          2002
                                                    --------       ----------   --------------
CASH PAYMENTS FOR:
  Income taxes                                      $      -       $        -     $        -
  Interest                                          $      -       $        -     $        -

SCHEDULE OF NON-CASH FINANCING ACTIVITIES:
  Common stock issued for services                  $      -       $   91,475     $   93,475



           The accompanying notes are an integral part of these financial statements.

                                             F-18

                              ALLIANCE TOWERS, INC.
                         (Formerly USWEBAUCTIONS, INC.)
                          (A Development Stage Company)
                        Notes to the Financial Statements
                           December 31, 2002 and 2001


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   ORGANIZATION

August Project I Corporation (the `Company') was organized July 10, 1997 under the laws of the State of Florida for the purpose of engaging in any lawful activity. On April 20, 2000, the Company's name was changed to USWEBAUCTIONS, INC., in connection with a failed acquisition of USWEBAUCTIONS, INC., a private company. The Company has had no significant operations since inception and is considered a development stage company in accordance with Statement of Financial Accounting Standards No. 7. On February 4, 2003, the Company's name was changed to Alliance Towers, Inc., in connection with the subsequent acquisition of Alliance Tower, Inc., a private Company (See Note 6).

b.   PROVISION FOR TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2002 and 2001:

                                          2002              2001
                                      -------------      ------------

Deferred tax assets
  NOL Carryover                       $   107,980        $   73,045

Deferred tax liabilities:
  Related party                           (57,000)          (37,100)

Valuation allowance                       (50,980)          (35,945)
                                      ------------       -----------

Net deferred tax asset                $         -        $         -
                                      ============       ============

b.   PROVISION FOR TAXES (CONTINUED)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 39% to pretax income from continuing operations for the years ended December 31, 2002 and 2001 due to the following:

                                             2002             2001
                                         -----------      ------------

Book (loss)                              $  (34,886)      $  (276,650)
Related party accruals                       19,851            37,110
Stock for services                                -            35,675
Bad debt (related party)                          -           187,415
Valuation allowance                          15,035            16,450
                                         -----------      ------------

                                         $        -       $         -
                                         ===========      ============


At December 31, 2002, the Company had net operating loss carryforwards of approximately $225,000 that may be offset against future taxable income from the year 2002 through 2022. No tax benefit has been reported in the December 31, 2002 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in the future.

c.   ACCOUNTING METHOD

The financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year end.

d.   ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e.   CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

f.   BASIC LOSS PER SHARE

The following is an illustration of the reconciliation of the numerators and denominators of the basic loss per share calculation:

                                                             For the
                                                           Years Ended
                                                           December 31,
                                                   -----------------------------
                                                       2002             2001
                                                   ------------    -------------

Net loss (numerator)                               $   (89,450)    $   (709,368)

Weighted average shares outstanding (denominator)   98,385,863      111,348,060
                                                   ------------    -------------

Basic loss per share                               $     (0.00)    $      (0.01)
                                                   ============    =============


Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

g.   REVENUE RECOGNITION

The Company currently has no source of revenues. Revenue recognition policies will be determined when principal operations begin.

h.   ADVERTISING

The Company follows the policy of charging the costs of advertising to expense as incurred.

i.   LONG-LIVED ASSETS

In accordance with SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, long-lived assets, including goodwill associated with other long-lived assets, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company will adopt SFAS No. 144 and apply the provisions thereof.

j.   RECENT ACCOUNTING PRONOUNCEMENTS

During the years ended  December 31, 2002,  and 2001,  the Financial  Accounting
Standards  Board  adopted  the  following  Statements  of  Financial  Accounting
Standards:

     o    SFAS No. 141,  Business  Combinations;
     o    SFAS No. 142,  Goodwill and Other  Intangible  Assets;
     o    SFAS No. 143, Accounting for Asset Retirement Obligations;
     o SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets;
     o SFAS No. 145, Recision of FASB Statements 4, 44, and 64, amendment of Statement 13, and Technical Corrections;
     o    SFAS No. 146, Accounting for Exit or Disposal  Activities;
     o    SFAS No. 147,  Acquisitions of certain Financial  Institutions;  and
     o    SFAS No. 148, Accounting for Stock Based Compensation.

These newly issued accounting pronouncements had no effect on the Company's current financial statements and did not impact the Company.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. Management intends to raise additional funds through private placements and to seek a merger with an existing, operating company. In the interim, it has committed to meeting the Company's minimal operating expenses.

NOTE 3 - STOCK TRANSACTIONS

On January 11, 2001, the Company issued 3,540,000 shares of common stock valued at $0.02 per share for services. These shares were issued to a related party, the controller and shareholder of the Company.

On February 6, 2001, the Company issued 850,800 shares of common stock valued at $0.02 per share for services. These shares were issued to a related party, the Company's president.

On February 6, 2001, the Company cancelled 3,540,000 shares of common stock valued at $0.02 per share and reduced the stock subscription receivable.

On March 16, 2001, the Company cancelled 3,000,000 shares of common stock valued at $0.02 per share and reduced accounts receivables from related parties, a company owned by the Company's president.

On September 7, 2001, the Company cancelled 20,460,000 shares of common stock at $0.02 per share and reduced the stock subscription receivable.

On June 11, 2002, the Company sold 5,520,000 shares of common stock for $60,000 in cash and a $55,000 stock subscription receivable at $0.02 per share. The receivable was collected in full on July 9, 2002.

On June 26, 2002, the Company repurchased and cancelled 2,400,000 shares of common stock for $50,000, at $0.02 per share.

NOTE 4 - MATERIAL EVENT

On July 12, 2001, the Company and A1 Cellular, Inc. signed a stock purchase agreement whereby the Company was to issue 129,600,000 shares of its common stock in exchange for all of the outstanding common stock of A1 Cellular, Inc. On February 12, 2002, this merger agreement was terminated.

NOTE 5 - RELATED PARTY TRANSACTIONS

NOTES RECEIVABLE - RELATED PARTY

During the years ended December 31, 1999 and 2000, the Company loaned $707,152 to the President of the Company and to companies controlled by the President. The loan's were unsecured, interest bearing at 8% and due upon demand. During the years ended December 31, 2000 and 2001, the President repaid $144,000 and $73,276, respectively of the amounts due to the Company. On March 16, 2001, the President returned 3,000,000 shares of common stock originally valued at $0.02 per share for total consideration of $62,500. This amount was deducted from the amount due to the Company. In 2001, the Company determined that the President of the Company no longer had the ability to repay the loan. Accordingly, the Company recognized $457,217 of bad debt expense which represented principal of $427,377 and accrued interest of $29,840.

NOTES PAYABLE - RELATED PARTY

As of December 31, 2002 and 2001, the Company had a related party note payable with an outstanding balance of $95,150. This note payable accrues interest at 8% per annum, is unsecured, and is due on demand. As of December 31, 2002 and 2001, this note had accrued interest of $12,617 and $5,005, respectively.

COMMON STOCK

On January 11, 2001, the Company issued 3,540,000 shares of common stock valued at $0.02 per share for services. These shares were issued to the controller and shareholder of the Company.

On February 6, 2001, the Company issued 850,800 shares of common stock valued at $0.02 per share for services. These shares were issued to the Company's president.

On March 16, 2001, the Company cancelled 3,000,000 shares of common stock valued at $0.02 per share and reduced accounts receivables from a company owned by the Company's president.

ACCOUNTS PAYABLE

During the year ended December 31, 2002, the Company accrued $50,000 for the accounting and management services provided by a former officer and significant stockholder of the Company.

During the year ended December 31, 2002, the president and CEO of the Company paid $900 of expenses on behalf of the Company. The amount is not accruing interest and is payable on demand.

NOTE 6 -  SUBSEQUENT EVENTS

On January 31, 2003, the Company approved a 12-for-1 stock split. All references to common stock and additional paid-in capital have been retroactively restated to reflect the split.

On February 4, 2003, the Company amended its articles of incorporation to increase the authorized number of common shares to 5,000,000,000.

On February 4, 2003, the Company also changed its name to Alliance Towers, Inc., in connection with the February 13, 2003, acquisition of Alliance Towers, Inc., a private company.

On February 13, 2003, the Company Alliance Tower, Inc. (Alliance), completed a Share Exchange Agreement whereby the Company issued one billion thirty-six million (1,036,000,000) shares of its common stock in exchange for all of the outstanding common stock of Alliance. Immediately prior to the Share Exchange Agreement, the Company had 99,672,000 shares of common stock issued and outstanding. The acquisition will be accounted for as a recapitalization of Alliance because the shareholders of Alliance controlled the Company after the acquisition was completed. Alliance will be treated as the acquiring entity for accounting purposes and Alliance Towers, Inc. (Formerly USWEBAUCTIONS, INC.), will be surviving entity for legal purposes. Immediately following the acquisition, all prior officers and directors of the Company resigned. The new officers and Board of Directors consist of the management of the acquired Alliance Tower, Inc.

We have  not  authorized  any  dealer,
salesperson or other person to provide
any    information    or   make    any
representations  about Alliance Towers
Inc.   except   the   information   or
representations   contained   in  this
prospectus. You should not rely on any
additional        information       or
representations if made.

       -----------------------

This prospectus does not constitute an                 ----------------------
offer to sell, or a solicitation of an
offer to buy any securities:                                 PROSPECTUS

   [] except the common stock  offered                  ---------------------
      by this prospectus;

   [] in any jurisdiction in which the
      offer  or  solicitation  is  not
      authorized;                                   522,500,000 SHARES OF COMMON

   [] in any  jurisdiction  where  the
      dealer or other  salesperson  is
      not  qualified to make the offer                  ALLIANCE TOWERS, INC.
      or Stock solicitation;

   [] to  any  person  to  whom  it is
      unlawful  to make  the  offer or
      solicitation; or
                                                        ___________ __, 2004
   [] to  any  person  who  is  not  a
      United States resident or who is
      outside the  jurisdiction of the
      United States.

The delivery of this prospectus or any
accompanying sale does not imply that:

   [] there  have been no  changes  in
      the affairs of  Alliance  Towers
      Inc.  after  the  date  of  this
      prospectus; or

   [] the  information   contained  in
      this prospectus is correct after
      the date of this prospectus.

        -----------------------

Until  __________,  2004,  all dealers
effecting    transactions    in    the
registered securities,  whether or not
participating  in  this  distribution,
may   be   required   to   deliver   a
prospectus. This is in addition to the
obligation  of  dealers  to  deliver a
prospectus      when     acting     as
underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of Alliance Towers to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of Alliance Towers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Alliance Towers pursuant to the foregoing, or otherwise, Alliance Towers has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Alliance Towers will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee            $         1,700
Printing and Engraving Expenses                                $         2,500
Accounting Fees and Expenses                                   $        10,000
Legal Fees and Expenses                                        $        60,000
Miscellaneous                                                  $         8,300
                                                               ---------------
TOTAL                                                          $        80,000
                                                               ===============

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     On June 10, 2000, we issued 36,720,000 shares of common stock valued at $0.02 per share for cash. At December 31, 2000, we have received $261,940 and we had a stock subscription receivable for $500,000.

     On September 21, 2000, we issued 21,600,000 shares of common stock valued at $0.02 per share for cash. We received $450,000 and paid stock offering costs of $60,000.

     On October 19, 2000, we issued 601,200 shares of common stock valued at $0.02 per share for cash and received $12,525.

     On October 31, 2000, we issued 240,000 shares of common stock valued at $0.02 per share for cash and received $5,000.

     On January 11, 2001, we issued 3,540,000 shares of common stock valued at $0.02 per share for services. These shares were issued to the controller and two employees of Alliance Towers.

     On February 6, 2001, we issued 850,800 shares of common stock valued at $0.02 per share for services. These shares were issued to Alliance Towers' former President.

     On February 6, 2001, we cancelled 3,540,000 shares of common stock previously issued to related parties valued at $0.02 per share and reduced the stock subscription receivable.

     On March 16, 2001, we cancelled 3,000,000 shares of common stock valued at $0.02 per share and reduced accounts receivable from Lido Capital Corporation, which was owned by Alliance Towers' former President.

     On September 7, 2001, we cancelled 20,460,000 shares of common stock previously issued at $0.02 per share and reduced our stock subscription receivable.

     On June 11, 2002, we sold 5,520,000 shares of common stock for $60,000 in cash and a $55,000 stock subscription receivable at $0.02 per share. The receivable was collected in full on July 9, 2002.

     On June 26, 2002, we repurchased and cancelled 2,400,000 shares of common stock for $50,000, at $0.02 per share.

     With respect to the sale of unregistered securities referenced above, these transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Regulation D promulgated thereunder. In each instance, the purchaser had access to sufficient information regarding our Company so as to make an informed investment decision.

ITEM 27.  EXHIBITS

          (a)  EXHIBITS:

EXHIBIT
NO.            DESCRIPTION                                          LOCATION
-------        -------------------------------------------------    ------------------------------------------------------
2.01           Stock Purchase Agreement dated as of January 27,     Incorporated by reference to Exhibit 2.01 to our
               2000 among our company, Lido Capital Corporation,    company's Registration Statement on Form 10-SB filed
               Eric P. Littman and Dennis Sturm                     with the Securities and Exchange Commission on
                                                                    February 24, 2000

2.02           Stock Purchase Agreement dated as of April 10,       Incorporated by reference to Exhibit 2.02 to our
               2000, among our company, USWEBAUCTIONS, Inc., Jon    company's Current Report on Form 8-K filed with the
               Kochevar, and John Allen                             Securities and Exchange Commission on May 26, 2000

2.03           Articles of Merger dated as of April 21, 2000 of     Incorporated by reference to Exhibit 2.03 to our
               USWEBAUCTIONS, Inc. into our company, together       company's quarterly report on Form 10-QSB filed with
               with the Plan of Merger                              the Securities and Exchange Commission on August 21,
                                                                    2000

2.04           Rescission Agreement and Mutual Release dated as     Incorporated by reference to Exhibit 2.01 to our
               of July 13, 2000 among our company, Jon Kochevar,    company's Current Report on Form 8-K filed with the
               and John Allen                                       Securities and Exchange Commission

3.01           Articles of Incorporation filed on July 10, 1997     Incorporated by reference to Exhibit 3.01 to our
               with the Florida Secretary of State                  company's Registration Statement on Form 10-SB filed
                                                                    with the Securities and Exchange Commission on
                                                                    February 24, 2000

3.02           Articles of Amendment to Articles of Incorporation   Incorporated by reference to Exhibit 3.02 to our
                                                                    company's Registration Statement on Form 10-SB filed
                                                                    with the Securities and Exchange Commission on
                                                                    February 24, 2000

3.03           Bylaws                                               Incorporated by reference to Exhibit 3.03 to our
                                                                    company's Registration Statement on Form 10-SB filed
                                                                    with the Securities and Exchange Commission on
                                                                    February 24, 2000

5.01           Opinion re: legality                                 Provided herewith

10.1           Standby Equity Distribution Agreement, dated         Provided herewith
               December 19, 203 by and between Alliance Towers
               and Cornell Capital Partners, LP

10.2           Registration Rights Agreement, dated December 19,    Provided herewith
               2003 by and between Alliance Towers and Cornell
               Capital Partners, LP

10.3           Escrow Agreement, dated December 19, 2003 by and     Provided herewith
               between Alliance Towers and Cornell Capital
               Partners, LP

10.4           Placement Agent Agreement, dated December 19, 2003   Provided herewith
               by and between Alliance Towers and Cornell Capital
               Partners, LP

10.5           Compensation Debenture, dated December 19, 2003      Provided herewith

10.6           Irrevocable Transfer Agent Instructions, dated       Provided herewith
               December 19, 2003
                                                           II-3

EXHIBIT
NO.            DESCRIPTION                                          LOCATION
-------        -------------------------------------------------    ------------------------------------------------------
23.1           Consent of Kirkpatrick & Lockhart LLP                Provided herewith (contained in Exhibit 5.1)

23.2           Consent of HJ & Associates, LLC                      Provided herewith

                                                           II-4

ITEM 28.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "ACT");

          (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) Include any additional or changed material information on the plan of distribution;

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on December _19, 2003.

                           ALLIANCE TOWERS, INC.

                                  By: /s/ Robert Sandburg
                                     -------------------------------------------
                                  Name:   Robert Sandburg
                                  Title:  President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Sandburg his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                  TITLE                               DATE
---------                  -----                               ----

/s/ Robert Sandburg
--------------------       President, Chief Executive          December 19, 2003
Robert Sandburg            Officer and Director


/s/ Michael Delin
--------------------       Chief Financial Officer and         December 19, 2003
Michael Delin              Director


/s/ David Norris
--------------------       Director                            December 19, 2003
David Norris

                                      II-6